Exhibit 10.43

EXECUTION VERSION

Loan Number: 504180657

Deal Number:  100101

CREDIT AGREEMENT

BY AND AMONG

BEHRINGER HARVARD MULTIFAMILY OP I LP, and BEHRINGER HARVARD
ORANGE, LLC (doing business as Grand Reserve Orange)

collectively, as Borrower

AND

NORTHMARQ CAPITAL, LLC,

as Lender

March 26, 2010

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (“Agreement”) is dated as of March 26, 2010 and is made by and among BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership, and BEHRINGER HARVARD ORANGE, LLC (doing business as Grand Reserve Orange), a Delaware limited liability company, each having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (collectively, “Borrower”) and NORTHMARQ CAPITAL, LLC, a Minnesota limited liability company having an address at 3500 American Boulevard West, Suite 500, Bloomington, Minnesota 55431, Attn: Paul Cairns.

RECITALS

WHEREAS, Borrower desires to obtain a revolving credit facility from Lender in an amount up to, but not exceeding ONE HUNDRED FIFTY MILLION and NO/100 Dollars ($150,000,000.00);

WHEREAS, Borrower has offered to grant Lender a security interest in certain real property and other assets owned by Borrower as security for Borrower’s repayment of such revolving loan; and

WHEREAS, Lender is willing to make the above described loan to Borrower secured by an interest in such real property and other assets owned by Borrower.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.                                       DEFINITIONS

1.1.                              Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Addition Fee” shall have the meaning set forth in Section 2.9.3.

“Affiliate” or “Affiliates” as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds fifty percent (50%) or more of any class of the voting or other equity interests of such Person, or (iii) fifty percent (50%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.  Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Agreement” shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules attached hereto.

“Authorized Officer” shall mean those individuals, designated by written Notice to Lender from Borrower, who are authorized to execute Notices, reports and other documents on behalf of Borrower where an Authorized Officer’s authority is required hereunder; provided, further, that the individuals so designated as the Authorized Officers of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any Notices permitted or required of an Authorized Officer by this Agreement.  Borrower may amend such list of individuals from time to time by giving written Notice of such amendment to Lender.  All Loan Documents shall be executed by an Authorized Officer.

“Authorized Representative” shall mean those individuals, designated by written Notice to Lender from Borrower, who are authorized to execute Notices, reports and other documents on behalf of Borrower where an Authorized Representative’s authority is required hereunder; provided, further, that the individuals so designated as the Authorized Representative of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any Notices permitted or required of an Authorized Representative by this Agreement.  Borrower may amend such list of individuals from time to time by giving written Notice of such amendment to Lender.

“Base Rate” shall mean the LIBO Rate plus the applicable Margin.  Interest accruing at the Base Rate shall be calculated monthly in the manner provided in this Agreement based on the aggregate principal balance of the Base Rate Borrowing Tranches outstanding during the applicable Month, and such interest shall be paid in arrears, as provided herein.  The LIBO Rate plus the applicable Margin with respect to each Base Rate Borrowing Tranche shall remain fixed throughout the applicable Interest Period and shall then be recalculated as of each renewal of such Base Rate Borrowing Tranche in accordance with Section 3.2.1.  The Margin with respect to each Base Rate Borrowing Tranche shall be determined and redetermined from time to time in accordance with Section 3.2.1.

“Base Rate Borrowing Tranche” shall mean any Borrowing Tranche which accrues interest at the Base Rate.

“Benefit Arrangement” shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, including without limitation a Pension Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

“BHMR” shall mean Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation.

“BHOP” shall mean Behringer Harvard Multifamily OP I LP, a Delaware limited partnership.

“Borrower” shall mean the entity(ies) defined as Borrower in the Recitals together with any Proposed Borrower that joins in this Agreement pursuant to the terms and conditions of Section 2.9.2.2.

“Borrower’s Knowledge” shall mean the knowledge of any officer or employee of Borrower and/or any Affiliate which manages or operates any of the Collateral Pool Properties on behalf of a Borrower who is directly involved in the management or operation of the applicable Collateral Pool Property and not below the level of an asset manager or property manager.

“Borrowing Date” shall mean, with respect to any Borrowing Tranche, the date of borrowing or renewal, as the case may be, which shall be a Business Day or, in the case of a renewal which would otherwise fall on a day other than a Business Day, the first Business Day thereafter.

“Borrowing Tranche” shall mean each advance at the Base Rate hereunder having a particular Interest Period outstanding at any one time, and all advances at the Prime Rate.  Two (2) or more Borrowing Tranches accruing interest at a Base Rate may be combined to form a single Borrowing Tranche with the same Interest Period (a) without a Prepayment Fee or other penalty or fee in the event such two (2) or more Borrowing Tranches mature and are renewed at the same time with the same Interest Period or (b) in the event two (2) or more Borrowing Tranches mature at different times, with the applicable Prepayment Fee if one (1) or more Borrowing Tranches are advanced or prepaid and at the request of the Borrower then combined with one (1) or more other Borrowing Tranches with the same Interest Period.  For all purposes hereunder, all Prime Rate fundings permitted hereunder shall be aggregated and deemed a single Borrowing Tranche.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or a legal holiday on which either Lender or Servicer is closed for business, and (ii) in connection with any Loan Request or Renewal Request for a Base Rate Borrowing Tranche which will accrue interest in part based on the LIBO Rate, any day in which business is not carried on in the London interbank market.

“Certificate of Compliance” shall have the meaning set forth in Section 7.4.3.

“Closing Date” shall mean the first date on which both of the following requirements are met: (i) this Agreement has been fully executed and (ii) all conditions to closing set forth in Section 5.1 hereof shall have been satisfied.  The closing shall take place on the Closing Date at such time and place as the parties agree.

“Collateral” shall mean the Collateral Pool Properties, and all other property of Borrower on which first priority liens and security interests have been granted for the benefit of Lender to secure the Loan and all other obligations of Borrower under the Collateral Pool Property Documents.

“Collateral Agreements” shall mean (i) any agreements between Borrower and Lender for the purpose of establishing replacement reserves for the Collateral Pool Properties or a particular Collateral Pool Property, including (a) agreements establishing a fund to assure the completion of repairs or improvements specified in any such agreement, or (b) agreements assuring a reduction of the outstanding principal balance of the Loan if the occupancy income from a Collateral Pool Property does not increase to a level specified in such agreement, and (ii)

any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account, all of the foregoing to be imposed only pursuant to an express written agreement between Borrower and Lender entered into (a) at the Closing Date, or (b) with respect to real estate properties added to the Collateral Pool pursuant to Section 2.9, at or prior to such addition.

“Collateral Pool”, “Collateral Pool Property” and “Collateral Pool Properties” shall mean the multi-family real property or properties, as the case may be, as set forth in Schedule 1.1(A), together with any multi-family real properties which have been added to the Collateral Pool and less any multi-family real properties which have been released from the Collateral Pool hereunder.  Schedule 1.1(A) shall be deemed amended each time a Collateral Pool Property is added to the Collateral Pool or released from the Collateral Pool in accordance with the terms of this Agreement.

“Collateral Pool Property Documents” shall mean the Lender’s then current versions of the Security Instruments, assignments of leases and rents, guaranties, indemnities, Collateral Agreements, O&M Programs, and any other documents now or in the future executed (or, in the case of a UCC financing statement, authorized) by Borrower, any guarantor or any other person or entity in connection with the Loan or the Collateral, as such documents may be amended from time to time.  The Collateral Pool Property Documents shall include, but not be limited to, those documents set forth in Schedule 1.1(B).

“Commitment” shall mean ONE HUNDRED FIFTY MILLION and NO/100 Dollars ($150,000,000.00).

“Commitment Fee” shall have the meaning set forth in Section 2.4.5 hereof.

“Consolidated Net Worth” means, for any period of determination with respect to BHMR and its subsidiaries on a consolidated basis, the excess of the Person’s assets over the Person’s liabilities, determined in accordance with GAAP on a consolidated basis, provided that all real property shall be valued on an undepreciated basis.

“Deemed Minimum Loan Amount” shall mean an amount equal to seventy-five percent (75%) of the Commitment.

“Dollar”, “U.S. Dollars” and the symbol $ shall mean lawful money of the United States of America.

“Early Termination Fee” shall have the meaning set forth in Section 2.13.4 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Group” shall mean, at any time, Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” shall mean any of the events described in Section 8.1 or otherwise referred to herein as an “Event of Default”.

“Expiration Date” shall mean the earlier to occur of (i) the Maturity Date, or (ii) the date specified by Borrower as the Expiration Date under Section 2.13.2.

“Facility Debt Service” shall mean, for the purposes of this Agreement, the sum of (i) the interest due on the Revolving Credit Note, including any default interest (subject to a floor of two percent (2.0%) for the LIBO Rate or any other index then being used by Lender to determine the interest rate of the Revolving Credit Note pursuant to this Agreement) and (ii) an amount equal to one hundred basis points (0.01) of the then outstanding amount of such Revolving Credit Note, but exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder.  Facility Debt Service shall be annualized at the time of Lender’s determination based on the interest rates then accruing under all outstanding Borrowing Tranches, notwithstanding the duration of any Interest Period.  Facility Debt Service shall be recalculated (a) as of each Loan Request, (b) as of each Renewal Request, or deemed renewal under Section 3.3.3, (c) on or about September 1st of each calendar year during the term of this Agreement, commencing on or about September 1, 2011, (d) as of each addition, substitution or deletion of a property to or from the Collateral Pool, (e) as of each repayment of any principal portion of the Loan, and (f) upon the occurrence of any Material Adverse Change.

“Facility Debt Service Coverage Ratio” shall mean, at the time of Lender’s determination, the then prevailing computation of Net Operating Income of the Collateral Pool Properties, using Lender’s then current policies and guidelines, divided by the then prevailing computation of Facility Debt Service.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation.

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

“Indebtedness” shall mean at any time and from time to time the principal amount of the Revolving Credit Note then outstanding, interest thereon, and any other amounts due under the Revolving Credit Note, this Agreement, the Security Instrument(s) or any other Loan Document, including, without limitation, prepayment premiums, Prepayment Fees, Unused Facility Fees, Minimum Usage Fees, other fees due hereunder or thereunder, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

“Initial Market Value” shall mean the Market Value of any Collateral Pool Property as of the date the same is included in the Collateral Pool pursuant to the provisions hereof.  The Initial Market Value of the Collateral Pool Properties is shown at Schedule 1.1(A).

“Interest Period” shall have the meaning assigned to such term in Section 3.3.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

“Lender” shall mean at any time and from time to time, the entity that is the holder of the Revolving Credit Note, provided, that Lender may in its sole discretion designate Servicer to perform some or all of Lender’s obligations under this Agreement, the Revolving Credit Note and the other Loan Documents.  NorthMarq, the initial Lender, intends to sell the Revolving Credit Note to Freddie Mac and assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac subsequent to the Closing Date, provided the Collateral Pool Properties serve as Collateral for the Loan as of the date of said assignment.

“LIBO Rate” shall mean, with respect to any Base Rate Borrowing Tranche, the rate of interest, rounded to the nearest basis point (i.e. one-hundredth of one percent (0.0001)), displayed as of 11:00 a.m. London time on the second Business Day preceding the first day of the applicable Interest Period on the Bloomberg, L.P., page “BBAM”, as the British Bankers Association (“BBA”) LIBO Rate (such page, or such other page as may replace page BBAM on that service, or at the option of Lender (i) the applicable page on another credible and generally recognized service which electronically transmits or displays BBA LIBO Rates for the applicable Interest Period or (ii) any publication of LIBO Rates available from BBA for the applicable Interest Period, is referred to as the “Designated Bloomberg Page”) for purposes of calculating effective rates of interest for loans or obligations for an amount comparable to such Borrowing Tranche and having a term equal to the Interest Period.  If the Designated Bloomberg Page is not available, but such information is generally still published, the LIBO Rate for such Interest Period will be the BBA LIBO Rate most recently published for such Interest Period.

“Lien” shall mean any Security Instrument, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement authorized or consented to by Borrower or other public notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Liquidity” shall mean the sum of (a) all available cash on hand, (b) the fair market value of all readily marketable securities and (c) any unused or undrawn borrowing capacity under any line of credit (other than any line of credit extended pursuant to this Agreement or otherwise extended by Freddie Mac).

“Loan” shall mean the sum of all Borrowing Tranches outstanding at any one time.

“Loan Document” or “Loan Documents” shall mean any or all of this Agreement, the Revolving Credit Note, the Collateral Pool Property Documents and any other instruments,

certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.

“Loan to Value Ratio” shall mean the product, expressed as a percentage, determined by dividing the Loan by the aggregate of the then current Market Values of the Collateral Pool Properties.  The Loan to Value Ratio shall be recalculated based on Lender’s then current underwriting policies consistently applied (a) as of each Loan Request, (b) as of each Renewal Request, or deemed renewal under Section 3.3.3, (c) on or about September 1st of each calendar year during the term of this Agreement, commencing on or about September 1, 2011, (d) as of each addition, substitution or deletion of a property to or from the Collateral Pool, (e) as of each repayment of any principal portion of the Loan, and (f) upon the occurrence of any Material Adverse Change.

“Loan Request” shall have the meaning given to such term in Section 2.5.

“Margin” shall mean with respect to a Base Rate Borrowing Tranche, the sum of the Net Spread and the Servicing Spread.

“Market Value” shall mean as to each individual Collateral Pool Property, the lesser of (a) if applicable, the Maximum Market Value for such Collateral Pool Property or (b) the Initial Market Value of such property, in each case as such Market Value may be subsequently increased or decreased in accordance with the terms and conditions of this Agreement; provided, that, the Market Value of an individual Collateral Pool Property shall never exceed the Maximum Market Value for such Collateral Pool Property; provided, further, that, with respect to such Collateral Pool Properties acquired or developed within twelve (12) months prior to the date such Collateral Pool Property is added to the Collateral Pool, the Initial Market Value shall not exceed the sum of (i) the purchase price paid by Borrower (or an Affiliate) for such Collateral Pool Property, (ii) the capital expenditures paid by Borrower (or an Affiliate) for such Collateral Pool Property during such twelve (12) month period, (iii) the acquisition costs (not to exceed three percent (3%) of the purchase price paid by Borrower (or an Affiliate)) paid by Borrower (or an Affiliate) in connection with the purchase of such Collateral Pool Property and (iv) any escrows held by or on behalf of Lender on account of capital expenditures (i.e. replacement reserves or repair escrows) for such Collateral Pool Property.

“Material Adverse Change” shall mean any set of circumstances or events which, in Lender’s reasonable discretion, would have or is then reasonably expected to have a material adverse effect on (i) the validity or enforceability of this Agreement or the other Loan Documents taken as a whole, (ii) the ability of Borrower (in the aggregate) to duly and punctually pay or perform its Obligations, (iii) the ability of Lender to enforce its legal remedies pursuant to this Agreement or the other Loan Documents taken as a whole, including, without limitation, by realizing upon any Collateral or any guaranty, (iv) the business prospects or financial condition of Borrower (in the aggregate) or any guarantor, (v) the financial performance or Market Value of any Collateral Pool Property, or (vi) the compliance of any Collateral Pool Property with any Law dealing with the use, ownership or operating of a Collateral Pool Property or any Law, the noncompliance with which could reasonably be expected to have a material adverse effect on the financial performance of Market Value of any Collateral Pool Property.

“Maturity Date” shall mean, the earlier of (i) the Scheduled Maturity Date and (ii) the date on which the unpaid principal balance of the Revolving Credit Note becomes due and payable by acceleration or otherwise pursuant to this Agreement or any Loan Document or the exercise by Lender of any right or remedy under this Agreement or any Loan Document.

“Maximum Facility Available” shall mean, at the time of determination, the maximum amount which Borrower may borrow under this Agreement without violating the Sublimits set forth in Section 2.5.3.

“Maximum Loan to Value Ratio” shall mean seventy percent (70%).

“Maximum Market Value” shall mean, as applicable, with respect to any individual Collateral Pool Property, the product of the Maximum Recovery Amount for such Collateral Pool Property divided by the Maximum Loan to Value Ratio.  The Maximum Market Value of the Collateral Pool Properties is shown on Schedule 1.1(A).  Schedule 1.1(A) shall be deemed amended each time a Collateral Pool Property is added to the Collateral Pool.  For the avoidance of doubt, the Maximum Market Value shall only be applicable to those Collateral Pool Properties where the maximum amount which Lender may recover in connection with its exercise of remedies hereunder or under any other Transaction Document is limited pursuant to applicable Law or pursuant to restrictions contained in the applicable Collateral Pool Property Documents as specified by Lender on Schedule 1.1(A) as amended from time to time.

“Maximum Recovery Amount” shall mean, at the time the Collateral Pool Property is added to the Collateral Pool, the maximum amount which Lender may recover pursuant to applicable Law or pursuant to restrictions contained in the applicable Collateral Pool Property Documents from a Collateral Pool Property (through foreclosure or otherwise) in connection with its exercise of remedies hereunder or under any other Transaction Document.  For illustrative purposes only, the Collateral Pool Property Documents for Collateral Pool Properties located in the State of New York may contain language that limits the maximum recovery allowed under those Collateral Pool Property Documents.  The Maximum Recovery Amount of the Collateral Pool Properties is shown on Schedule 1.1(A).  Schedule 1.1(A) shall be deemed amended each time a Collateral Pool Property is added to the Collateral Pool.  For the avoidance of doubt, the Maximum Recovery Amount shall only be applicable to those Collateral Pool Properties where the maximum amount which Lender may recover in connection with its exercise of remedies hereunder or under any other Transaction Document is limited pursuant to applicable Law or pursuant to restrictions contained in the applicable Collateral Pool Property Documents as specified by Lender on Schedule 1.1(A) as amended from time to time.

“Minimum Usage Fee” shall have the meaning set forth in Section 2.4.4.

“Month” shall mean the appropriate calendar month.

“Monthly Payment Statement” shall have the meaning given to such term in Section 4.2.

“Mortgage Review Fee” shall mean a non-refundable fee in an amount equal to (i) with respect to Freddie Mac, for each Collateral Pool Property included in the Collateral as of the Closing Date, FIVE THOUSAND and NO/100 Dollars ($5,000.00) per real property payable to Freddie Mac and (ii) with respect to Servicer, (a) for the initial Collateral Pool Property included in the Collateral, TEN THOUSAND and NO/100 Dollars ($10,000.00) for such real property payable to Servicer and (b) for each subsequent Collateral Pool Property included in the Collateral (including Collateral Pool Properties included in the Collateral as of the Closing Date other than the initial Collateral Pool Property), FIVE THOUSAND and NO/100 Dollars ($5,000.00) per real property payable to Servicer.  For any Collateral Pool Properties included in the Collateral after the Closing Date, Freddie Mac’s underwriting fees will be included in the Addition Fee.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Pension Plan years, has made or had an obligation to make such contributions.

“Net Operating Income” shall mean an annualized dollar amount, as determined by Lender in its sole discretion in accordance with Lender’s then applicable underwriting standards, which is equal to all income from the operations of the Collateral Pool Properties that is available for repayment of debt after deducting for economic vacancy and all expenses (exclusive of debt service on account of the Loan) and otherwise calculated as provided below.  Net Operating Income shall be calculated by Lender for each individual Collateral Pool Property as of the Closing Date and thereafter on or about September 1st, commencing on or about September 1st, 2011, of each calendar year during the term of this Agreement, in accordance with Lender’s then current methodology, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender’s then current requirements for such capital reserves, and provided further that in the event Lender’s methodology or underwriting standards for calculating Net Operating Income changes to include any of the foregoing excluded items, then such methodology shall apply to Collateral Pool Properties added after the date of the change in methodology or underwriting standards.  In addition, upon the addition, substitution or release of any real property in the Collateral Pool pursuant to the provisions hereof, Lender shall redetermine Net Operating Income for the Collateral Pool in the following manner: (i) in the event of an addition of a real property to the Collateral Pool, Lender shall add the Net Operating Income of the real property added to the Collateral Pool to the most recent determination of Net Operating Income for the existing Collateral Pool; (ii) in the event of a release of a real property from the Collateral Pool, Lender shall subtract the Net Operating Income of the real property released from the Collateral Pool from the most recent determination of Net Operating Income for the Collateral Pool; or (iii) in the event of a substitution of a real property in the Collateral Pool, Lender shall (x) add the Net Operating Income of the real property added to in the Collateral Pool to the most recent determination of Net Operating Income for the existing Collateral Pool and (y) subtract the Net Operating Income of the real property released from the Collateral Pool from the most recent determination of Net Operating Income for the Collateral Pool.

“Net Spread” shall have the meaning set forth in Section 2.4.6.2 with respect to any Base Rate Borrowing Tranche hereunder.

“NorthMarq” shall mean NorthMarq Capital, LLC, a Minnesota limited liability company.

“Notice” shall have the meaning given to that term in Section 9.8.

“O&M Programs” shall mean a written program of operations and maintenance for a Collateral Pool Property approved in writing by Lender.

“Obligation” shall mean any obligation or liability of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note or any other Loan Document, excluding any Permanent Loan or any other liability of Borrower to Lender not created under this Agreement, the Revolving Credit Note or the other Loan Documents.

“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Payment Date” shall have the meaning given to that term in Section 4.2.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Plan” shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

“Permanent Loan” shall have the meaning assigned to that term in Section 2.15.1.

“Permanent Loan Collateral” shall have the meaning assigned to that term in Section 2.15.1.

“Permitted Exceptions” shall mean:

(a)                                  Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(b)                                 Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or have been bonded over to the satisfaction of Lender or which is released of record or otherwise remedied to Lender’s satisfaction within 30 days of the date of creation;

(c)                                  Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of a real property, none of which (i) materially impairs the use of such property or the value thereof, (ii) is violated in any material respect by existing or proposed structures or land use, subject to “grandfathering” and other permitted non-conforming uses as permitted by Lender during underwriting, or (iii) impairs Borrower’s ability to fully rebuild, repair or restore any improvements located on a Collateral Pool Property following a casualty unless the same has been disclosed to Lender in writing and, if required by Lender’s underwriting standards at the time the applicable Collateral Pool Property is added to the Collateral Pool, is subject to law and ordinance coverage acceptable to Lender in its sole discretion;

(d)                                 Liens, security interests and mortgages in favor of Lender for the benefit of Lender;

(e)                                  Encumbrances listed as exceptions to Lender’s title insurance policies for the Collateral Pool Properties;

(f)                                    Rights of tenants under residential leases and other retail and commercial leases permitted under the Loan Documents;

(g)                                 Liens on or leases of personal property; and

(h)                                 Liens or encumbrances otherwise agreed to by Lender in writing from time to time.

“Permitted Transfer” shall mean a Transfer (as defined in the applicable Security Instrument as modified) that does not result in an Event of Default under such Security Instrument.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

“Potential Default” shall mean any event or condition which, with the passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.

“Prepayment Fee” shall have the meaning set forth in Section 4.4.

“Prime Rate” shall mean the rate of interest per annum established on the first day of each Month during the term hereof and published in The Wall Street Journal as the prime rate, or any comparable publication reasonably selected by Lender in the event The Wall Street Journal no longer publishes the prime rate.

“Prime Rate Borrowing Tranche” shall mean all Prime Rate fundings in the aggregate which accrue interest at the Prime Rate.  Notwithstanding anything to the contrary contained herein, no Prime Rate Borrowing Tranches will be permitted hereunder except as may be required pursuant to Sections 3.3.2 or 3.4.

“Prohibited Transaction” shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Proposed Borrower” shall mean a Single Asset Entity that is a subsidiary of, and controlled by, BHOP (or in the case of a Permitted Transfer involving BHOP, Behringer Harvard Multifamily Advisors I LP, a Texas limited partnership), and is the owner of one or more properties which have been proposed to be included in the Collateral Pool, pursuant to the terms hereof.  A Proposed Borrower may own multiple properties provided that each property is included in the Collateral Pool.

“Release Fee” shall have the meaning set forth in Section 2.10.

“Renewal Date” shall have the meaning given to such term in Section 3.3.3.

“Renewal Request” shall have the meaning given to such term in Section 3.3.3.

“Reportable Event” shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Plan.

“Revolving Credit Note” shall mean the Multifamily Note of Borrower, in the face amount of the Commitment, which evidences the Loan, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Scheduled Maturity Date” shall mean April 1, 2017.

“Security Instrument” shall mean any mortgage, deed of trust, or deed to secure debt secured by any of the Collateral Pool Property(ies).

“Seismic Report Fee” shall mean a non-refundable fee equal to Lender’s and Servicer’s reasonable out-of-pocket costs and expenses incurred in obtaining a seismic report with respect to any real property for which Lender, in its discretion exercised in conformity with its underwriting standards, deems such report necessary.

“Servicer” shall mean NorthMarq, or any subsequent independent contractor appointed by Lender, at Lender’s sole cost and expense, to administer the Loan and the Loan Documents or otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement.  Pursuant to the terms of any Servicing Agreement, Lender may designate Servicer to perform some or all of Lender’s obligations under this Agreement, the Revolving Credit Note and the other Loan Documents.

“Servicing Agreement” shall mean any agreement between Lender and an independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Revolving Credit Note and the other Loan Documents.

“Servicing Spread” shall mean five basis points (0.0005).

“Single Asset Entity” shall mean an entity which conforms to the requirements of Section 33 of the Security Instrument.  Notwithstanding the foregoing, a Single Asset Entity may own one or more of the Collateral Pool Properties so long as each Collateral Pool Property is subject to the Liens created pursuant to the Loan Documents.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person after giving effect to any insurance and rights of contribution, subrogation or indemnification of such Person.

“Streamlined Refinancing Program” shall mean Lender’s then current program for refinancing a performing loan in its loan portfolio.

“Sublimits” shall have the meaning assigned to that term in Section 2.5.3.

“Treasury Rate” shall mean the yield rate as of the close of the trading session which is five (5) Business Days prior to the Expiration Date, on a U.S. Treasury Security with a term of five (5) years and a maturity date most nearly approximating the Maturity Date, as reported in The Wall Street Journal, expressed as a decimal calculated to five (5) digits.  In the event no yield is published on the applicable date for such Treasury Security, Lender, in its discretion, shall select the non-callable U.S. Treasury Security maturing in the same year as the Maturity Date with the lowest yield published in The Wall Street Journal as of the applicable date.  If the publication of such yield rate in The Wall Street Journal is discontinued for any reason, Lender shall, in its discretion, select a security with a comparable rate and term to a U.S. Treasury Security with a term of five (5) years and a maturity date most nearly approximating the Maturity Date.

“Underwriting Materials” shall mean all materials required by Lender pursuant to Lender’s then current loan underwriting requirements including, without limitation, a current appraisal acceptable to Lender for the proposed real property(ies).

“Uniform Commercial Code” shall have the meaning assigned to that term in Section 6.1.13.

“Unused Facility Fee” shall have the meaning assigned to that term in Section 2.4.3.

“Valuation” shall have the meaning set forth in Section 2.12.

1.2.                              Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.

1.2.1.                     Number; Inclusion.

References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”, and “including” has the meaning represented by the phrase “including without limitation”;

1.2.2.                     Determination.

References to “determination” of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error;

1.2.3.                     Lender’s Discretion and Consent; References to Lender’s Requirements.

Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith, and whenever a reference is made to “Lender’s then current requirements”, “Lender’s then current programs”, “Lender’s then current methodology” or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the then current version of the Freddie Mac Multifamily Seller/Servicer Guide;

1.2.4.                     Documents Taken as a Whole.

The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5.                     Headings.

The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6.                     Implied References to this Agreement.

Article, section, subsection, clause, and schedule references are to this Agreement unless otherwise specified, and schedules attached hereto are incorporated herein by this reference;

1.2.7.                     Persons.

Reference to any Person includes such Person’s successors and assigns (but only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be), and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8.                     Modifications to Documents.

Reference to any agreement (including this Agreement and any other Loan Document together with any schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

1.2.9.                     From, To and Through.

Relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding”, and “through” means “through and including”; and

1.2.10.               Conflicts with Other Loan Documents.

In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.

1.3.                              Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.  In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with any financial covenants set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower’s financial statements at that time.

2.                                       REVOLVING CREDIT FACILITY

2.1.                              Revolving Credit Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Lender agrees to advance funds to Borrower at any time or from time to time during the term hereof, provided that after giving effect to any particular advance the Loan amount outstanding at any one time shall not exceed the amount which would be permitted to be outstanding under the Sublimits.  Within such limits of time and amount and subject to the other provisions of this Agreement, Borrower may borrow, repay and reborrow pursuant to this Section 2.1.  All advances under this Agreement and the Revolving Credit Note constitute a single indebtedness, and all of the Collateral is security for the Revolving Credit Note and for the performance of all of the Obligations.

2.2.                              Term.  The term of the Loan shall commence on the Closing Date and shall terminate on the Scheduled Maturity Date unless otherwise terminated earlier by Borrower, pursuant to and subject to the provisions of Section 2.13 hereof, or by Lender following an Event to Default, pursuant to the provisions hereof.  The entire Indebtedness shall be due and payable on the Expiration Date and, solely to the extent the Expiration Date occurs on the Scheduled Maturity Date, without prepayment penalty or fee (other than accrued and unpaid Minimum Usage Fees or Unused Facility Fees due hereunder).

2.3.                              Nature of Lender’s Obligations with Respect to the Loan.

Subject to the provisions of this Agreement, the aggregate amount of the Loan outstanding hereunder at any time shall never exceed the amount which would be permitted to be outstanding under the Sublimits.  Lender shall have no obligation to make any additional advance hereunder on or after the Business Day immediately preceding the Maturity Date.  While a Potential Default or Material Adverse Change exists, Lender may refuse to make any additional advances to Borrower, provided that upon the cure of a Potential Default in accordance with the terms of this Agreement or the cure of a Material Adverse Change in accordance with Section 2.14, Lender will resume funding additional advances and renewing Borrowing Tranches as provided for in, and in accordance with, this Agreement.  Following the occurrence of an Event of Default, Lender shall have the rights specified in Section 8.2.

2.4.                              Fees.

2.4.1.                     Fees Paid Prior to the Closing Date.

Lender acknowledges that, in addition to Borrower’s obligations under Section 5.1.6, Borrower has paid to Lender, as consideration for Lender’s costs in underwriting the transaction contemplated hereby, a Mortgage Review Fee and a Seismic Report Fee, if and as applicable, for each property described at Schedule 1.1(A) and proposed by Borrower to be included in the Collateral Pool on the Closing Date.

2.4.2.                     Fees and Costs Due on the Closing Date.  Borrower shall pay on the Closing Date (simultaneously with the closing of the Loan), as further consideration for Lender’s cost in underwriting the commitment, (a) a non-refundable transaction fee, payable to Freddie Mac, equal to the amount of fifteen basis points (0.0015) times the Commitment, (b) the Commitment Fee described in Section 2.4.5 and (c) all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer), incurred by Lender and Servicer in connection with the negotiation and execution of this Agreement and other instruments and documents to be delivered hereunder.

2.4.3.                     Unused Facility Fee.

Accruing from the Closing Date until the Maturity Date, Borrower shall pay to Lender, as consideration for Lender’s commitment hereunder, a nonrefundable unused facility fee (the “Unused Facility Fee”) equal to one hundred basis points (0.01) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of (i) the Commitment and (ii) the greater of (a) the Deemed Minimum Loan Amount or (b) the outstanding principal amount of the Loan.  Except as otherwise provided in connection with Borrower’s election to terminate this Agreement prior to the Maturity Date pursuant to Section 2.13.2, in which instance a liquidated Unused Facility Fee shall be payable in accordance with the provisions of Section 2.13.2, all Unused Facility Fees shall be payable monthly in arrears on each Payment Date and shall be set forth on the applicable Monthly Payment Statement.  Unused Facility Fee payments which cover less than one (1) month shall be prorated based on the actual number of days elapsed.  Any accrued but unpaid Unused Facility Fees shall also be due and payable on the Expiration Date.

2.4.4.                     Minimum Usage Fee.

The average annual outstanding borrowings under the Revolving Credit Note must equal or exceed the Deemed Minimum Loan Amount in order for the Borrower to avoid paying any Minimum Usage Fee under this Section 2.4.4.  In the event the average annual outstanding borrowings under the Revolving Credit Note does not equal or exceed the Deemed Minimum Loan Amount, Borrower shall pay to Lender, as further consideration for Lender’s commitment hereunder, a nonrefundable minimum usage fee (the “Minimum Usage Fee”) equal to the positive difference, if any, between (i) the product of (a) the Deemed Minimum Loan Amount times (b) the lowest applicable Net Spread and (ii) the total amount of interest attributable to the Net Spread collected during the calendar year.  The Minimum Usage Fee shall accrue from the Closing Date to the Expiration Date, shall be computed for each calendar year, or part thereof, during the term of this Agreement and shall be payable, if at all, in arrears on the Payment Date scheduled for January of each year of the term hereof, provided that any Minimum Usage Fee due in the year in which the Expiration Date falls shall be due and payable on the Expiration Date.  Upon Borrower’s election to terminate the Loan and the parties’ obligations under the Loan Documents pursuant to the terms of Section 2.13.2, Borrower shall pay the liquidated Minimum Usage Fee computed in accordance with Section 2.13.4.  Minimum Usage Fee payments which cover a period of less than one (1) calendar year shall be prorated based on the actual number of days elapsed.

2.4.5.                     Commitment Fees.  The commitment fee (the “Commitment Fee”) payable to NorthMarq on the Closing Date shall be equal to the amount of twenty-five basis points (0.0025) times the Commitment.

2.4.6.                     Margin and Net Spread.

2.4.6.1.            Intentionally Omitted.

2.4.6.2.            Base Rate Borrowing Tranches.  The net spread (the “Net Spread”) applicable for any Base Rate Borrowing Tranche shall be as set forth in Schedule 3.2.

2.5.                              Loan Requests.

2.5.1.                     Except as otherwise provided herein, Borrower may from time to time prior to the Maturity Date request Lender to make an advance, consistent with the Sublimits, by delivering Notice to Servicer (a “Loan Request”) in the form attached hereto as Schedule 2.5.  Borrower may at any one time submit one (1) or more Loan Requests; each Loan Request shall specify the items set forth on Schedule 2.5. including, but not limited to, (i) the proposed Borrowing Date (which Borrowing Date shall be in accordance with the requirements of Section 2.6) and (ii) the amount of the proposed Borrowing Tranche, which shall not be less than TEN MILLION and NO/100 Dollars ($10,000,000.00).  Notwithstanding anything to the contrary contained herein, no Prime Rate Borrowing Tranches will be permitted hereunder except as may be required pursuant to Sections 3.3.2 or 3.4.

In the case of a Loan Request for a Base Rate Borrowing Tranche, Borrower shall deliver a Loan Request, fully completed, authorized and executed by Servicer and an Authorized Officer, indicating (a) the Interest Period for purposes of determining the LIBO Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 3.4) and (b) the Base Rate, including the LIBO Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 3.4) and Margin that comprise such Base Rate.

Notwithstanding the foregoing, any Loan Request made contemporaneously with a request for the addition of a real property under Section 2.9 shall be subject to the time requirements set forth in Section 2.9.  Borrower may revoke any pending but unfunded Loan Request provided that Borrower reimburses Lender and Servicer for any reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with such Loan Request.

2.5.2.                     Intentionally Omitted.

2.5.3.                     Sublimits.

Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing (collectively, the “Sublimits”):

2.5.3.1.                               the Loan to Value Ratio shall not exceed the Maximum Loan to Value Ratio;

2.5.3.2.                               the Facility Debt Service Coverage Ratio shall not be less than 1.55 : 1.00;

2.5.3.3.                               the number of Borrowing Tranches outstanding shall not exceed ten (10); and

2.5.3.4.                               the Loan shall not exceed the Commitment.

Notwithstanding the foregoing, in the event either of the Sublimits set forth in Section 2.5.3.1 or Section 2.5.3.2 above are not satisfied at any time prior to the Expiration Date, Borrower shall be entitled to renew or consolidate (but not increase the outstanding principal amount of) such existing outstanding Borrowing Tranches, provided that, (i) as of the date of such renewal or consolidation (a) no Event of Default, Potential Default or Material Adverse Change, other than Borrower’s failure to comply with Sections 2.5.3.1 or 2.5.3.2, shall then exist, (b) Borrower’s failure to comply with Sections 2.5.3.1 or 2.5.3.2 shall have been for a period of less than ninety (90) days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents and (ii) throughout the period of Borrower’s non-compliance with Sections 2.5.3.1 or 2.5.3.2, Borrower shall comply with the provisions of Section 4.5.  Borrower must assure compliance with Sections 2.5.3.1 or 2.5.3.2 pursuant to the provisions of Section 4.3.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  In the event that the Facility Debt Service Coverage Ratio shall continue to be less than required pursuant to Section 2.5.3.2 or the Loan to Value Ratio shall exceed the ratio permitted in accordance with Section 2.5.3.1 for a period of ninety (90) consecutive days from the date of Borrower’s receipt of Notice of such non-compliance, the same shall constitute an Event of Default.

2.6.                              The Loan.

After receipt by Servicer of a Loan Request pursuant to Section 2.5.1, and subject to the Sublimits of Section 2.5.3 and the provisions of Section 5.2, Lender, relying on the truth and accuracy of the matters set forth in the Loan Request (but without any obligation to inquire into the truth and accuracy of such matters), shall fund the amount requested in such Loan Request to BHOP or another Borrower as otherwise directed by Borrower in U.S. Dollars and immediately available funds on the Borrowing Date.  Provided all conditions set forth in this Agreement and the other Loan Documents are satisfied, the Borrowing Date shall be the Business Day set forth in the Loan Request, provided that such date is at least three (3) but not more than five (5) Business Days after the date of the Loan Request.  Lender shall fund the amounts requested in any Loan Request by 3:00 p.m. Eastern Time on the Borrowing Date.  Notwithstanding the

foregoing, any Loan Request made contemporaneously with a request for the addition of a real property under Section 2.9 shall be subject to the time requirements set forth in Section 2.9.

2.7.                              The Revolving Credit Note.

The obligation of Borrower to repay the aggregate unpaid principal amount of the Loan, together with interest thereon, shall be evidenced by the Revolving Credit Note payable to the order of Lender.

2.8.                              Use of Proceeds.

The proceeds of the Loan may be used by Borrower solely for the purpose of carrying on a business or commercial enterprise and not for personal, family, household or agricultural purposes.

2.9.                              Additions to the Collateral Pool.

2.9.1.                     Procedure for Proposing a Real Property Addition to the Collateral Pool.

Borrower or Proposed Borrower, as the case may be, may propose to add one or more multi-family real properties to the Collateral Pool by delivering to Lender (i) a written proposal for addition of the proposed real property(ies), (ii) a Mortgage Review Fee for each proposed real property, (iii) a Seismic Report Fee, if and as applicable, for each proposed real property, and (iv) the Underwriting Materials with respect to the proposed real property(ies) and with respect to Proposed Borrower, if applicable, provided that, (a) such property(ies) shall have been sourced by or through NorthMarq so long as NorthMarq is acting as Servicer and (b) no more than one (1) such proposal shall be submitted to Lender in any one (1) Month.  Borrower shall endeavor to provide all required Underwriting Materials within fifteen (15) days of the date of submission of Borrower’s proposal(s) to add a property or properties.  Upon Lender’s receipt of all fees required hereunder and all Underwriting Materials, Lender shall notify Borrower or Proposed Borrower of the same.  The determination of whether Borrower or Proposed Borrower has provided Lender with all Underwriting Materials shall be in Lender’s discretion.  For purposes of this Section 2.9, Borrower or Proposed Borrower may submit a multi-family real property for addition to the Collateral Pool, if Borrower or Proposed Borrower has a contract to purchase such real property, provided that Borrower or Proposed Borrower consummates the purchase of such real property on or before the date such real property is proposed to be added to the Collateral Pool.  Both the Mortgage Review Fee and the Seismic Report Fee, if any, shall be deemed earned upon delivery thereof, whether or not Lender approves or disapproves such real property for addition hereunder.  Borrower shall pay all reasonable costs and expenses that Lender and Servicer incur in connection with any such proposal to add a real property to the Collateral Pool, including, but not limited to, reasonable attorneys’ fees and any reasonable costs and expenses incurred with respect to third party reports, whether or not Lender approves or disapproves such real property for addition hereunder.  Borrower or its Affiliates shall be permitted to engage and pay directly the third-party consultants to be retained for the required property condition reports and environmental reports provided that (A) Lender and Servicer approve in advance and in writing each such consultant and the scope of each such report, and

(B) each such report states that it is made for the benefit, use and reliance of Lender and Servicer, as well as Borrower and/or its Affiliate.

2.9.2.                     Procedure for Adding a Real Property to the Collateral Pool.

2.9.2.1.                               With respect to any multi-family real property that Borrower or Proposed Borrower, as the case may be, proposes for addition to the Collateral Pool, Lender shall, within fifty (50) days of the date on which Lender notifies Borrower or Proposed Borrower that it has received all Underwriting Materials, use its best efforts to accept or reject in writing the proposed real property on the basis of whether such proposed real property meets Lender’s then current requirements for addition to the Collateral Pool, and in the event that Lender accepts the proposed real property for addition to the Collateral Pool, Lender shall provide Borrower with a written approval letter and use its best efforts to add such real property to the Collateral Pool within twenty (20) days of the date of such acceptance, subject to Borrower’s or Proposed Borrower’s timely performance of all obligations listed under Section 2.9.2.2.  Each property must pass Lender’s own assessment of earthquake risk to be included in the Collateral Pool.  Notwithstanding anything contained herein to the contrary, no real property shall be submitted for addition unless (x) such property has a fair market value of greater than NINE MILLION NINE HUNDRED NINETY NINE THOUSAND NINE HUNDRED NINETY-NINE and NO/100 Dollars ($9,999,999.00) and (y) Borrower is in compliance with all Sublimits.  The failure of Lender to respond to Borrower’s or Proposed Borrower’s request within such fifty (50) day period shall be deemed a rejection by Lender of the proposal to add the real property to the Collateral Pool.  If Lender provide(s) the reason(s) for such rejection, Borrower or Proposed Borrower shall have fifty (50) days to cure or otherwise resolve to the satisfaction of Lender, the objections of Lender to such proposed real property (Lender, in its sole discretion, may require that Borrower provide within such fifty (50) day cure period necessary updates of any or all of the Underwriting Materials).  If Borrower or Proposed Borrower does not satisfy Lender’s objections, then such proposal shall be deemed terminated (unless Lender, in its sole discretion shall opt to extend such fifty (50) day cure period) provided that, any such termination shall not prevent Borrower or Proposed Borrower from subsequently resubmitting a real property (together with all fees required hereunder and the Underwriting Materials) for addition to the Collateral Pool, further provided that Borrower may not resubmit the same real property for addition to the Collateral Pool more often than one (1) time in any six (6) month period.  Notwithstanding anything contained in the foregoing to the contrary, under no circumstances shall the addition of any real property increase the amount of the Commitment.

2.9.2.2.                               If and upon the date of acceptance by Lender of a multi-family real property submitted for addition to the Collateral Pool (such acceptance to be in writing, together with Lender’s determination of the Initial Market Value of such real property and the Net Operating Income of such property), whether following the initial proposal of such real property or after satisfying any objections of Lender, such real property shall be added to the Collateral Pool, provided that, prior to such addition (or in the instance of the documents required under item (iii)(b) below, as soon as practicable after such addition), Borrower or Proposed Borrower shall (i) pay the Addition Fee pursuant to Section 2.9.3, (ii) pay all costs and expenses that Lender or Servicer incur in connection with the inclusion of such real property, including, but not limited to, attorneys’ fees, and (iii) submit the following to Lender: (a) all Collateral Pool Property Documents requested by Lender, where appropriate, fully executed and where appropriate duly acknowledged and filed of record in the appropriate official public records, (b) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender’s Lien on the subject real property or other evidence satisfactory to Lender of such recordation and filing of the applicable Security Instrument, (c) evidence satisfactory to Lender that, subject to the Permitted Exceptions, (1) in the case of personal property, the Lien constitutes a first priority security interest in favor of Lender and, (2) in the case of real property, the Security Instrument constitutes a valid and recorded first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance) and (d) opinions of counsel (as required pursuant to Lender’s then current requirements for real property additions in connection with similar revolving credit facilities) acceptable to Lender and (iv) in the case of a Proposed Borrower, such Proposed Borrower shall execute (a) separate allonges to the Revolving Credit Note and (b) a joinder agreement, both of which shall be in form and substance satisfactory to Lender in its sole discretion.  If Borrower or Proposed Borrower fails to perform any of the acts, where applicable, or to submit any of the documents and evidence listed under (i), (ii), (iii) and (iv) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within fifty (50) days of the date of Lender’s acceptance, Lender may at its option reject the proposed real property and terminate such proposal.  In the event that Borrower or Proposed Borrower performs all of the acts and submits all of the documents and evidence listed in (i), (ii), (iii) and (iv) above within fifty (50) days of the date of Lender’s acceptance, the proposed real property shall be added to the Collateral Pool.

2.9.3.                     Addition Fee.

For each property added to the Collateral Pool, Borrower shall pay all of Lender’s and Servicer’s costs and expenses in connection with such addition (including, but not limited to, attorneys’ fees) and, in addition to any other fees payable to Lender upon such Addition, a fee to Lender in the amount of FIFTEEN THOUSAND and NO/100 Dollars ($15,000.00) (the “Addition Fee”).  The Addition Fee shall be due and payable upon consummation of the addition of the proposed real property to the Collateral Pool.  In addition to the foregoing, if at any time after the outstanding principal balance of the Loan has equaled $150 Million, a real property is added to the Collateral Pool, Borrower shall pay an additional origination fee of FIFTY THOUSAND AND NO 100 Dollars ($50,000.00) to NorthMarq for each such property, such fee to be due and payable upon consummation of the addition of the proposed real property to the Collateral Pool.

2.10.                        Release of Collateral.

Lender shall, upon thirty (30) days advance written Notice, release the Liens granted hereunder with respect to a Collateral Pool Property or Properties which constitute(s) less than all Collateral Pool Properties, provided that (i) prior to such release Borrower shall pay Lender a non-refundable fee of TEN THOUSAND and NO/100 Dollars ($10,000.00) (the “Release Fee”) and all costs and expenses that Lender or Servicer incur in connection with such release, including, but not limited to, attorneys’ fees and all other amounts due to Lender hereunder in connection with such release, including, without limitation, Prepayment Fees and accrued and unpaid interest, if applicable, (ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, (iii) after giving effect to such release, no Event of Default or

Potential Default shall exist, and (iv) Borrower shall be in compliance with all provisions hereof including, without limitation, the Sublimits, provided, however, that if such release would otherwise cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3, Borrower shall have the opportunity to cure the same prior to or simultaneously with such release by either (a) pledging multi-family real property collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 2.9 or (b) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of Section 4.3.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  Upon the release of a Lien on a Collateral Pool Property, if the owner of such Collateral Pool Property owns no other Collateral Pool Properties, such owner shall be released from its obligations under the Loan Documents, except as otherwise expressly provided in the Loan Documents.  Notwithstanding the foregoing, under no circumstances may (i) BHOP be released from its obligations under the Loan Documents and (ii) Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Maturity Date, in each case unless Borrower has elected to terminate this Agreement under Section 2.13 hereunder.  Borrower may revoke a pending request to release a Collateral Pool Property at any time; provided that Borrower pays all of Lender’s reasonable costs and expenses with respect to such release request, including, without limitation, reasonable attorneys fees; provided, further, that Borrower shall not be entitled to reimbursement of the Release Fee paid to Lender in connection with such request to release a Collateral Pool Property.

2.11.                        Payment of the Loan Balance Without Termination.

Prior to the Maturity Date, Borrower shall have the right to repay the entire Loan (i.e., the Revolving Credit Note), subject in each instance to the provisions of Sections 4.3 and 4.4, all without any release of any Lien, and subsequently reborrow hereunder, provided that Borrower is at such time, and thereafter remains, in compliance with the provisions of this Agreement, including, without limitation, the obligation to be in compliance with the Sublimits and the obligations to pay all fees due and payable hereunder.  Under no circumstances shall Borrower be entitled to any additional advances or re-advances under the Revolving Credit Note on or after the Maturity Date.

2.12.                        Valuations.

2.12.1.               Timing and Procedure of Valuation.

In addition to any other provisions requiring valuations hereunder, Lender shall perform, in accordance with its then current underwriting policies, practices and procedures consistently applied, an annual valuation (the “Valuation”) to determine the then (i) Market Value and (ii) Net Operating Income of each of the Collateral Pool Properties, which Valuation shall be performed on or about September 1st of each calendar year during the term of this Agreement, commencing on or about September 1, 2011.  In connection with such Valuation, Borrower shall deliver to Servicer by no later than May 1 of each calendar year, a current rent roll (which shall be no more than thirty (30) days old) and a twelve (12) month operating statement (or an operating statement covering the time period in which the applicable Single Asset Entity Borrower has owned the Collateral Pool Property, if shorter than twelve (12) months) with respect to each Collateral Pool Property, each certified by an Authorized Officer or, in the case of the rent roll, an Authorized Representative.  Any operating statement required hereunder shall relate to the operations of the applicable Collateral Pool Property during the preceding calendar year.  Without limiting the foregoing, each such rent roll and operating statement shall be in such form and contain such detail as Lender may reasonably require and Lender may require that any such rent rolls and operating statements shall be verified by an independent party acceptable to Lender.

2.12.2.               Valuations that Disclose a Decrease in Market Value and/or Net Operating Income.

If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool Properties has decreased below the then current values or calculations thereof, the Maximum Facility Available may be adjusted in accordance with the provisions of Section 2.5.3 and in the event such decrease in Market Value or Net Operating Income shall cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3, Borrower shall within the time periods set forth in (i) and (ii), cure the same by bringing the Loan into compliance with the Sublimits by either (i) within ninety (90) days of Notice from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, pledging multi-family real property collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 2.9 or (ii) within thirty (30) days of Notice from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of Section 4.3.  Borrower shall cause Servicer to provide Notice to Lender, within fifteen (15) days of Servicer’s (or Lender’s) Notice to Borrower of Borrower’s non-compliance with the Sublimits, of Borrower’s election to proceed under clause (i) or clause (ii) of the preceding sentence. Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).

2.12.3.               Valuations that Disclose an Increase in Market Value and/or Net Operating Income

If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool Properties has increased above the then current values thereof, the Maximum Facility Available may be adjusted, if necessary, in accordance with the provisions of Section

2.5.3, and Borrower shall be entitled to borrow and reborrow hereunder, subject to the Sublimits, up to the amount of the Commitment in accordance with the terms of this Agreement.

2.13.                        Termination.

2.13.1.               Rights to Terminate.

Borrower and Lender shall have the rights to terminate this Agreement or to accelerate the Loan, as applicable, as set forth in this Section 2.13.

2.13.2.               Borrower’s Right to Terminate the Agreement.  At any time during the term of the Loan, Borrower shall have the right to terminate this Agreement in full and the parties’ obligations under the Loan Documents, provided that Borrower (i) delivers to Lender thirty (30) days advance written Notice of its revocable election to terminate this Agreement specifying the Expiration Date, (ii) repays all accrued interest on, and principal with respect to, the Loan in full and (iii) performs all Obligations under this Agreement, the Revolving Credit Note and the other Loan Documents, including, but not limited to, Borrower’s obligations to pay all fees as specified in Section 2.13.4.  In the event Borrower has complied with the requirements set forth in this Section 2.13.2, Lender shall release the Liens granted hereunder on the Expiration Date in accordance with Section 2.10.  Without limiting any other provision contained herein, in the event Borrower shall revoke any such request to terminate its obligations under this Agreement in full and the parties’ obligations under the Loan Documents, Borrower shall pay all costs and expenses incurred by Lender and Servicer in connection with such revocation, including, without limitation, reasonable attorneys’ fees.

2.13.3.               Lender’s Right to Accelerate.

Lender shall have the right to (i) accelerate the Loan upon an Event of Default that remains uncured by Borrower beyond the expiration of any applicable notice and cure period under this Agreement, the Revolving Credit Note, or any other of the Loan Documents and to (ii) collect the Prepayment Fee and liquidated fees pursuant to Section 2.13.4.

2.13.4.               Fees Due Upon Early Termination and/or Acceleration.

In the event (i) Borrower shall terminate Borrower’s obligations under the Loan Documents pursuant to the provisions of Section 2.13.2 or (ii) Lender shall accelerate the Loan pursuant to the provisions of Section 2.13.3 prior to the Scheduled Maturity Date, Borrower shall pay (i) a Prepayment Fee with respect to each outstanding Base Rate Borrowing Tranche calculated in accordance with Section 4.4 and (ii) an early termination fee (an “Early Termination Fee”) equal to the greater of (a) one percent (1.0%) of the Commitment or (b) the sum of (x) the liquidated Unused Facility Fee equal to one hundred basis points (0.01) per annum (computed on the basis of a year of 360 days and actual days elapsed) times the difference between the Commitment (as the same shall exist as of such date) and the Deemed Minimum Loan Amount, for each Month which will elapse from the Month in which such termination and/or acceleration occurs through and including the Scheduled Maturity Date, such liquidated Unused Facility Fee to be discounted to net present value at a discount rate equal to the Treasury Rate, together with all accrued Unused Facility Fees payable as of the date of such termination, and (y) a liquidated Minimum Usage Fee, to be calculated as the product of an assumed Base

Rate Borrowing Tranche in an amount equal to the Deemed Minimum Loan Amount times the sum of (a) the lowest Net Spread shown on Schedule 3.2  plus (b) the Servicing Spread, for each Month which will elapse from the Month in which such termination and/or acceleration occurs through and including the Scheduled Maturity Date, such liquidated Minimum Usage Fee to be discounted to net present value at a discount rate equal to the Treasury Rate, together with all accrued Minimum Usage Fees, if any, payable as of the date of such termination and/or acceleration.  If the Revolving Credit Note is not then held in a securitized pool and, in connection with such early termination of this Agreement pursuant to this Section 2.13, Borrower elects to refinance all of the Collateral Pool Properties with Freddie Mac, Freddie Mac may (in its discretion) waive a portion of the Early Termination Fee in an amount equal to up to one percent (1.0%) of the then outstanding principal amount of the Loan.

2.14.                        Material Adverse Change to Borrower or a Collateral Pool Property.

If (i) Borrower or a Collateral Pool Property experiences a Material Adverse Change or (ii) a Material Adverse Change occurs with respect to this Agreement or any of the other Loan Documents taken as a whole, Borrower shall promptly notify Lender of the same in writing as soon as Borrower has notice thereof.  If Lender shall receive Notice of a Material Adverse Change in accordance with the preceding sentence, or otherwise becomes aware of a Material Adverse Change, which Material Adverse Change affects a Collateral Pool Property, Lender may promptly conduct a Valuation of the affected Collateral Pool Property pursuant to Section 2.12.  Until such time as such Valuation, if requested, shall be completed, the Collateral Pool Property which experienced the Material Adverse Change, or which is owned by a Borrower that experienced a Material Adverse Change, shall be deemed, for the purposes of determining whether any new borrowing request satisfies all of the Sublimits set forth in Section 2.5.3, to have a Market Value and Net Operating Income reasonably determined and quantified by Lender upon the information then available to Lender.  Lender shall promptly provide Borrower with written Notice of the results of such Valuation.  If the results of such Valuation disclose that the Market Value of the affected Collateral Pool Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation.  In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3, Borrower shall, within the time periods set forth in (x) and (y) below, cure the same by bringing the Loan into compliance with the Sublimits by either (x) within ninety (90) days of the Notice of Borrower’s non-compliance with the Sublimits, pledging multi-family real property collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 2.9 or (y) within thirty (30) days of the Notice of Borrower’s non-compliance with the Sublimits, prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of Section 4.3.  Borrower shall cause Servicer to provide Notice to Lender, within fifteen (15) days of Servicer’s (or Lender’s) Notice to Borrower of Borrower’s non-compliance with the Sublimits, of Borrower’s election to proceed under clause (x) or clause (y) of the preceding sentence.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  If Lender shall receive Notice of a Material Adverse Change from Borrower hereunder, or otherwise becomes aware of a Material Adverse Change which affects Borrower or the enforceability of this Agreement or the other Loan Documents taken as a whole, Borrower shall immediately provide any information or documents reasonably requested by Lender, including, but not limited to, (a) with respect to a Material Adverse Change which affects Borrower, financial statements and Borrower’s business plan to cure such Material Adverse Change or (b) with respect to a Material Adverse Change which affects the enforceability of this Agreement or the other Loan Documents taken as a whole, replacement documents in form and substance acceptable to Lender in its discretion, together with a legal opinion regarding the enforceability of such replacement documents, acceptable to Lender in its discretion.

2.15.                        Release of Collateral Followed by a Permanent Loan.

2.15.1.               Permanent Loan.

Borrower may request that Lender cause Servicer to make a permanent loan (the “Permanent Loan”) to be secured by one or more Collateral Pool Properties designated by Borrower (the “Permanent Loan Collateral”) to be simultaneously released from the Collateral Pool and encumbered in favor of Servicer as security for Borrower’s obligations under the Permanent Loan, which request shall be made in accordance with the provisions of Section 2.15.2.  The Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program.  Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Maturity Date, unless Borrower has elected to terminate this Agreement under Section 2.13 hereunder.  Servicer shall be permitted to collect from Borrower (and Borrower shall pay to Servicer) a commitment fee for such Permanent Loan, as reasonably determined by Servicer based on then-current market commitment fees.

2.15.2.               Procedure for Making a Permanent Loan.

Borrower may request that Lender cause Servicer to make a Permanent Loan to Borrower, which request (i) shall be in writing, which writing shall specify (a) the Collateral Pool Property(ies) that will constitute the Permanent Loan Collateral, (b) the original principal amount of the requested Permanent Loan, which amount shall be greater than or equal to TEN MILLION and NO/100 Dollars ($10,000,000.00), (c) the related reduction in the Maximum Facility Available, (d) whether Borrower has selected Lender’s then current early rate lock delivery option, and (e) any payment or prepayment of a Borrowing Tranche, and (ii) shall be accompanied by (a) any fees then due and owing under Lender’s Streamlined Refinancing Program for each Collateral Pool Property proposed by Borrower to be subject to the Permanent Loan, and (b) the Underwriting Materials.  Following receipt of all of the items specified in (i) and (ii) of the previous sentence, Lender shall use its best efforts to consent to Borrower’s request within sixty (60) days of such Notice, provided that (1) at the time of such request no Event of Default or Potential Default exists, (2) the Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program, (3) after giving effect to such release no Event of Default or Potential Default shall exist and Borrower will be in compliance with all provisions hereof, including the Sublimits set forth in Section 2.5.3, further provided that if any release occasioned by a Permanent Loan would otherwise cause Borrower to be in non-compliance with the Sublimits, Borrower shall have the opportunity to cure the same, prior to or simultaneously with the release and the consummation of the Permanent Loan (which shall occur pursuant to the Streamlined Refinancing Program), by either (A) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (B) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of Section 4.3, (4) Borrower shall provide evidence to Lender of title insurance in form and substance acceptable to Lender and in the face amount of the Permanent Loan, (5) the proposed Borrower under the Permanent Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Permanent Loan and in order to grant Lender a first priority Lien on the real and personal property constituting the Permanent Loan Collateral subject, in each case, to any Permitted Exceptions, and (6) Borrower shall pay Lender any fees then due and owing under Lender’s Streamlined Refinancing Program.  Thereafter, Lender shall use commercially reasonable efforts to consummate the Permanent Loan within ninety (90) days after its consent to Borrower’s request thereof.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  Notwithstanding the foregoing, in the event that Borrower selects Lender’s then current early rate lock delivery option, Lender shall use its best efforts, subject to Borrower’s timely compliance with Lender’s requests, to lock the interest rate for the requested Permanent Loan within fifteen (15) Business Days of Borrower’s Notice hereunder.  Any Permanent Loan granted pursuant to the foregoing provisions shall not reduce the Commitment hereunder.  Simultaneous with the closing of the Permanent Loan, Lender shall release the Lien granted hereunder on the Permanent Loan Collateral.  Notwithstanding the foregoing, at any time prior to the release and consummation of the Permanent Loan, Borrower may by written Notice revoke its request for a release and a Permanent Loan pursuant to this Section 2.15; provided, however, that Borrower shall reimburse Lender and Servicer respectively, for Lender’s and Servicer’s  costs and expenses, including breakage costs and reasonable attorneys’ fees and any other fees due under this Agreement, that Lender or Servicer incur in connection with such proposed release and Permanent Loan financing prior to Borrower’s revocation.

2.16.                        Loan Documents.

From time to time, Lender in its sole discretion revises its form Loan Documents to add, delete or change requirements, conditions and other provisions of its form documents. The revised form of Loan Documents shall be used in conjunction with any Properties added to the Collateral Pool after the date hereof.

3.                                       INTEREST RATES

3.1.                              Interest Rate.

The interest rate on each Borrowing Tranche evidenced by the Revolving Credit Note shall be the Base Rate or, if required pursuant to Sections 3.3.2 or 3.4 hereof, the Prime Rate.  Interest rates under this Agreement and the Revolving Credit Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

3.2.                              Interest Rate Determinations.

3.2.1.                     Prime Rate and Base Rate Determination.

(a)                                  The initial Prime Rate applicable to any Prime Rate Borrowing Tranche required under Sections 3.3.2 or 3.4 shall equal the Prime Rate as of the Borrowing Date or Renewal Date, as applicable.  The Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Tranche.

(b)                                 The Base Rate applicable to any Base Rate Borrowing Tranche hereunder shall, subject to the provisions set forth below, equal the Base Rate calculated as of the date of the Loan Request and set forth in the Loan Request.  In the event that the Base Rate, calculated as of the Borrowing Date, is more than twenty-five basis points (0.0025) higher or lower than the Base Rate set forth in the Loan Request, the Base Rate applicable to such Loan Request shall instead be the Base Rate calculated as of the Borrowing Date.  Thereafter, (i) the portion of the Base Rate attributable to the LIBO Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 3.4) for any Base Rate Borrowing Tranche shall be redetermined as of each renewal of such Borrowing Tranche pursuant to Section 3.3.3 and (ii) the Margin for all Base Rate Borrowing Tranches then outstanding shall be redetermined as of each determination and redetermination of the Net Spread.  As determined and redetermined pursuant to this Agreement, the same Margin shall apply to all Base Rate Borrowing Tranches then outstanding.  The portion of the Margin attributable to the Net Spread shall be determined based on the Facility Debt Service Coverage Ratio in accordance with the table set forth in Schedule 3.2.  The Facility Debt Service Coverage Ratio and Net Operating Income shall each be redetermined in accordance with the definitions thereof, as applicable.

3.2.2.                     Prime Rate, Base Rate and Margin Quotations.

Borrower may call Servicer on or before the date on which a Loan Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Facility Debt Service Coverage Ratio for a proposed Prime Rate (if required pursuant to Sections 3.3.2 or 3.4) or Base Rate Borrowing Tranche and an indication of the rates then in effect, including the Margin, but both parties acknowledge that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when the election is made.

3.3.                              Interest Periods.

Upon each Loan Request for a new Base Rate Borrowing Tranche, and upon each Renewal Request applicable to a Base Rate Borrowing Tranche, Borrower shall notify Lender of the period (the “Interest Period”) which may only be a one-month (having original durations to maturity of approximately thirty (30) days) or three-month (having original durations to maturity of approximately ninety (90) days) for which the LIBO Rate shall be determined.

3.3.1.                     Interest Period to End on a Business Day.

If the last day of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such date.

3.3.2.                     No Interest Periods Beyond the Expiration Date.

Borrower shall not select or renew an Interest Period for any Base Rate Borrowing Tranche that would end after the Expiration Date.  If at the time of any such selection or renewal the period of time remaining prior to the Expiration Date is less than thirty (30) days then such Borrowing Tranche shall bear interest at the Prime Rate.  No Prime Rate Borrowing Tranche may remain outstanding in excess of thirty (30) days at any one time.

3.3.3.                     Renewals.

In the case of a redetermination of an Interest Period at the end of an Interest Period, for purposes of calculating interest due under the applicable Base Rate Borrowing Tranche the first day of the new Interest Period shall be the first Business Day immediately following the last day of the preceding Interest Period (such date, the “Renewal Date”).  For each Base Rate Borrowing Tranche, if no new Interest Period is specified within two (2) Business Days prior to the last day of such Interest Period, by delivery to Lender of a fully completed, authorized and executed request therefor (a “Renewal Request”) in the form attached hereto as Schedule 3.3.3, the Borrowing Tranche shall be renewed for an Interest Period of one-month at the Base Rate then applicable to a Borrowing Tranche disbursed on the applicable Renewal Date having a one-month Interest Period.  Notwithstanding anything contained herein to the contrary, (i) no Borrowing Tranche may be renewed with a principal amount of less than TEN MILLION and NO/100 Dollars ($10,000,000.00) and (ii) in the event the Facility Debt Service Coverage Ratio is less than required in accordance with Section 2.5.3.2 hereto or the Loan to Value Ratio exceed the ratio required in accordance with Section 2.5.3.1 hereto, Borrower may renew or consolidate (but not increase the outstanding principal amount of) any Borrowing Tranche(s) then outstanding, all in accordance with the provisions of this Section 3.3.3, provided that, as of the date of such renewal or consolidation (a) no Event of Default or Potential Default, other than Borrower’s failure to comply with Sections 2.5.3.1 or 2.5.3.2, shall then exist, (b) Borrower’s failure to comply with Sections 2.5.3.1 or 2.5.3.2 shall have been for a period of less than ninety (90) days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents, including the provisions of Section 4.5.  Borrower must assure compliance with Sections 2.5.3.1 or 2.5.3.2 pursuant to the provisions of Section 4.3.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  In the event that the Facility Debt Service Coverage Ratio shall continue to be less than required pursuant to Section 2.5.3.2 or the Loan to Value Ratio shall exceed the ratio permitted in accordance with Section 2.5.3.1 for a period of ninety (90) consecutive days from the date of Borrower’s receipt of Notice of such non-compliance, the same shall constitute an Event of Default.

3.3.4.                     Interest After Default.

So long as (i) any payment under this Agreement remains past due for thirty (30) days or more, or (ii) any other Event of Default has occurred and is continuing beyond any applicable notice and cure period, interest on the Loan shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid installment or the occurrence of such other Event of Default at the default rate set forth in the Revolving Credit Note.  If the unpaid principal balance and all accrued interest on the Loan are not paid in full on the Expiration Date, the unpaid principal balance and all accrued interest on the Loan shall thereafter bear interest at the default rate set forth in the Revolving Credit Note.  Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any installment is delinquent for more than thirty (30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and (c) it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any installment is delinquent for more than thirty (30) days or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest set forth in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

3.3.5.                     Late Charge.

If any amount payable under this Agreement, the Revolving Credit Note or any other Loan Document, other than (i) the outstanding amount of the Revolving Credit Note payable on the Expiration Date or (ii) the then outstanding amount of the Loan payable upon acceleration of the Revolving Credit Note, is not received by Lender as provided in the Revolving Credit Note, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge as specified in the Revolving Credit Note.  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable specified in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the default rate specified in the Revolving Credit Note.

3.4.                              Illegality; Increased Costs.

3.4.1.                     Reserved.

3.4.2.                     Illegality; Increased Costs.

At any time at which Lender shall have reasonably determined that (a) adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, (b) a contingency has occurred which materially and adversely affects the London interbank market, (c) the making, maintenance or funding of any Borrowing Tranche bearing interest in part at the LIBO Rate has been made unlawful by Lender’s compliance in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law, but other than as a result of any misconduct by Lender), (d) the Base Rate (as determined with reference to the LIBO Rate) will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of any such Borrowing Tranche, or (e) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Tranche are not available to Lender in the London interbank market, then Lender shall have the rights specified in Section 3.4.3.

3.4.3.                     Lender’s Rights.

In the case of the events specified in Section 3.4.2 above, Lender shall promptly notify Borrower thereof.  Upon the date as shall be specified in such Notice, the obligation of Lender to make advances under any Borrowing Tranche(s) at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender’s reasonable determination that the circumstances set forth in Section 3.4.2 no longer exist.  If at any time Lender notifies Borrower that it has made a determination under Section 3.4.2, then with respect to any Loan Request previously submitted but not yet funded, and with respect to any Borrowing Tranche on which an Interest Period shall thereafter expire, each such new or renewal Borrowing Tranche(s) shall thereafter bear interest at the Prime Rate, in each case subject to Section 3.3.2 hereof.

4.                                       PAYMENTS

4.1.                              Payments.

All payments and prepayments to be made in respect of principal, interest, Unused Facility Fees, Minimum Usage Fees or other fees or amounts due from Borrower hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender’s intent to accelerate Borrower’s Obligations under the Loan and notice of such acceleration, all of which (unless expressly provided in the Loan Documents) are hereby waived by Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to Lender in immediately available funds when due.  Lender’s Monthly Payment Statement shall, in the absence of manifest error, be conclusive as to the amount of principal of and interest on the Loan and other amounts owing under this Agreement, provided that Borrower may challenge the accuracy of any Monthly Payment Statement within one (1) year of the date of such Monthly Payment Statement.

4.2.                              Payment Dates.

Subject to the provisions of Section 4.3, interest on the Loan shall be payable in arrears and shall be due, together with all other amounts set forth on the applicable Monthly Payment Statement, prior to 2:00 p.m. Eastern Time on the first (1st) day of any calendar month during the term hereof (the “Payment Date”), (provided, however, that if the first day of any calendar month is not a Business Day, then such payment shall be due prior to 2:00 p.m. Eastern Time on the next Business Day) and shall be paid by wire transfer of immediately available funds to an account specified by Servicer and, simultaneously with such wire transfer, Borrower shall provide Notice to Lender that such payment has been made (which Notice shall include the federal reference number applicable to such transfer).  Lender shall deliver to Borrower an invoice (the “Monthly Payment Statement”) detailing the interest and principal (if applicable), Unused Facility Fees, Minimum Usage Fees and other fees due and payable.  Except in the case of a prepayment under Section 4.3, Lender shall deliver the Monthly Payment Statement detailing charges due for the current calendar month via fax or email at least five (5) Business Days prior to the first day of the succeeding calendar month.  In the instance of a renewal of an Interest Period pursuant to Section 3.3.3, interest on such renewed Borrowing Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed.  Interest on prepayments under Section 4.3 shall be due on the date such prepayment is due.  Interest on the principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

4.3.                              Prepayments.

4.3.1.                     Voluntary Prepayments.

Borrower shall have the right, at its option, from time to time to prepay the Loan in whole or part at any time, but no prepayment may be less than the outstanding principal balance and accrued interest of the applicable Borrowing Tranche(s) being prepaid.  Whenever Borrower desires to prepay any part of the Loan, Borrower shall provide a prepayment Notice to Lender by 2:00 p.m. Eastern Time at least two (2) Business Days prior to the date of the proposed prepayment setting forth the following information:

(x)                                   the estimated date on which the proposed prepayment is to be made; and

(y)                                 a statement indicating the application of the prepayment to a particular Base Rate Borrowing Tranche(s).

All prepayment Notices shall be irrevocable.  The principal amount of the Borrowing Tranche(s) for which a prepayment Notice is given, together with interest on such principal amount, shall be due and payable by 2:00 p.m. Eastern Time on the date specified in such prepayment Notice as the date on which the proposed prepayment is to be made.  Lender shall, upon receipt of Borrower’s Notice, prepare and deliver to Borrower the same day via facsimile or other electronic transmittal a statement of interest due with respect to such prepayment, provided that in the event Borrower’s prepayment Notice is not received by Lender prior to

12:00 Noon Eastern Time, Lender shall not be obligated to prepare and deliver such statement of interest until the Business Day following Lender’s receipt of such Notice.

4.3.2.                     Prepayment Fee Not Applicable (Mandatory Prepayment / Collateral Addition).

4.3.2.1.                               If at the time of the release of a portion of the Collateral pursuant to Section 2.10, Borrower shall be in violation of any of the Sublimits set forth in Section 2.5.3, Borrower may cure such violation prior to or simultaneously with such release by either (i) pledging multi-family real property collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 2.9 or (ii) prepaying that portion of the Loan outstanding as is necessary to cause compliance with such Sublimit without any Prepayment Fee or similar fee or penalty.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  Lender shall deliver to Borrower as soon as practicable, but in any event within two (2) Business Days prior to such release, a statement of the principal and interest due with respect to any required prepayment.

4.3.2.2.                               If at the time of a Valuation pursuant to Section 2.12 or at any other time, Borrower shall be in violation of any of the Sublimits set forth in Section 2.5.3, Borrower shall cure such violation, within the time periods set forth in (a) and (b), by either (a) within ninety (90) days of Notice, pledging multi-family collateral in form, substance, value and in a manner all acceptable to Lender in its sole discretion, in accordance with Section 2.9 or (b) within thirty (30) days of Notice, prepaying that portion of the Loan outstanding as is necessary to cause compliance with such Sublimit, together with any Prepayment Fee or similar fee or penalty.  Borrower shall cause Servicer to provide Notice to Lender, within fifteen (15) days of Servicer’s (or Lender’s) Notice to Borrower of Borrower’s non-compliance with the Sublimits, of Borrower’s election to proceed under clause (a) or clause (b) of the preceding sentence.  If at the time of a Material Adverse Change pursuant to Section 2.14, Borrower shall cure such violation within the time periods set forth in (i), (ii) and (iii), by either (i) within ninety (90) days of Notice, pledging multi-family collateral in form, substance, value and in a manner all acceptable to Lender in its sole discretion, in accordance with Section 2.9, (ii) within thirty (30) days of Notice, prepaying that portion of the Loan outstanding as is necessary to cause compliance with such Sublimit or (iii) provided that Borrower is not in violation of a Sublimit, within ninety (90) days of Notice, releasing one or more Collateral Pool Properties, together with any Prepayment Fee or similar fee or penalty.  Borrower shall cause Servicer to provide Notice to Lender, within fifteen (15) days of Servicer’s (or Lender’s) Notice to Borrower of a Material Adverse Change, of Borrower’s election to proceed under clause (i), clause (ii) or clause (iii) of the preceding sentence.  Lender shall deliver to Borrower within two (2) Business Days following the notice of Valuation, Material Adverse Change or other event, as the case may be, a statement of the principal and interest due with respect to any required prepayment.  Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).

4.3.2.3.                               In the event of a casualty or condemnation affecting any of the Collateral Pool Properties, any award and/or proceeds payable with respect to such casualty or condemnation and applied to Borrower’s Obligations in accordance with the provisions of the applicable Security Instrument shall be applied without any Prepayment Fee or other penalty, and this Agreement, and the parties’ obligations under the Loan Documents, shall be terminated, at Borrower’s election in accordance with Section 2.13.

4.3.2.4.                               Any mandatory prepayment of the Loan in accordance with the provisions of this Section 4.3.2 shall be applied, as directed by Borrower, to a particular Base Rate Borrowing Tranche or Base Rate Borrowing Tranches under the Revolving Credit Note until the Revolving Credit Note has been repaid in full or, in the absence of any specific direction from Borrower, as selected by Lender in its sole discretion.

4.4.                              Prepayment Fee.

Unless Borrower for any reason (i) repays a Borrowing Tranche permitted hereunder accruing interest at the Prime Rate or (ii) repays all or a part of a Base Rate Borrowing Tranche upon the expiration of such Base Rate Borrowing Tranche’s Interest Period, any prepayment under Section 4.3 shall be accompanied by a prepayment fee (the “Prepayment Fee”).  The Prepayment Fee for any Base Rate Borrowing Tranche shall be an amount equal to the interest, applicable to the particular Borrowing Tranche being prepaid, which would have otherwise accrued over the remainder of the applicable Interest Period.  The Prepayment Fee shall not constitute the payment of interest and therefore shall not be included in the calculation of Facility Debt Service Coverage Ratio or the determination of Borrower’s compliance with the Sublimits set forth in Section 2.5.3.  In addition, upon Lender’s exercise of any right of acceleration under this Agreement, the Revolving Credit Note, or any other Loan Document following an Event of Default, Borrower shall pay to Lender the Prepayment Fee on all Base Rate Borrowing Tranches at the time of acceleration in addition to all interest accrued thereon, and all other sums and fees payable to Lender hereunder.

4.5.                              Additional Payment Obligations.

Notwithstanding anything to the contrary set forth herein, if Lender shall determine that the Facility Debt Service Coverage Ratio is less than required pursuant to Section 2.5.3.2 or that the Loan to Value Ratio exceeds the ratio permitted in accordance with Section 2.5.3.1, and such noncompliance shall remain uncured for fifteen (15) days following Notice thereof from Servicer (or Lender), then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, further adjusted, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s).  In the event that the Facility Debt Service Coverage Ratio shall continue to be less than required pursuant to Section 2.5.3.2 or the Loan to Value Ratio shall exceed the ratio permitted in accordance with Section 2.5.3.1 for a period of ninety (90) consecutive days, the same shall constitute an Event of Default.

4.6.                              Additional Compensation in Certain Circumstances.

4.6.1.                     Increased Costs Resulting from Taxes, Etc.

If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written request or directive of any Official Body (other than as a result of any misconduct or omissions by Lender) which is applicable to Lender:

4.6.1.1.                               subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder or under the Revolving Credit Note (except for taxes on the overall net income of Lender and any franchise, income, corporate, personal property, capital levy, capital stock, gross receipts, excess profits, transfer, revenue, or succession tax imposed on Lender);

4.6.1.2.                               imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Revolving Credit Note or the making, maintenance or funding of any Borrowing Tranche by an amount which Lender in its discretion deems to be material;

then Lender shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost.  Such Notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by Borrower to Lender thirty (30) days after such Notice is given.

4.6.2.                     Termination.

Upon the occurrence of any event described in Section 4.6.1, Borrower may elect to terminate this Agreement and the parties’ obligations under the Loan Documents in accordance with the provisions of Section 2.13, and Borrower’s obligations hereunder shall terminate upon Borrower’s repayment in full of the Loan and the Borrower shall not be obligated to pay the fees set forth in Section 2.13.4.

4.6.3.                     Indemnity.

In addition to the compensation required by Section 4.6.1, Borrower shall jointly and severally indemnify Lender and Servicer against all liabilities, losses or expenses (including breakage costs) which Lender and/or Servicer sustains or incurs as a consequence of any:

4.6.3.1.                               attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under Section 2.5, any request to release a Collateral Pool Property under Section 2.10, or notice relating to prepayments under Section 4.3, or

4.6.3.2.                               default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, Prepayment Fee, Unused Facility Fee, Minimum Usage Fee or any other amount due hereunder.

If Lender sustains or incurs any such loss or expense, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such loss or expense.  Such Notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error).  Such amount shall be due and payable by Borrower to Lender thirty (30) days after such Notice is given.

5.                                       CONDITIONS OF LENDING

The obligation of Lender to fund the Loan hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the funding of any Base Rate or permitted Prime Rate Borrowing Tranche(s), and to the satisfaction of the following further conditions:

5.1.                              Initial Borrowing Tranche.

On the Closing Date:

5.1.1.                     Delivery of Loan Documents.

All Loan Documents not previously executed and delivered to Lender shall have been duly executed and delivered to Lender, together with all appropriate financing statements.

5.1.2.                     Validity of Representations.

The representations and warranties of Borrower contained in Section 6 and in each of the other Loan Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

5.1.3.                     Officer’s Certificate.

There shall be delivered to and for the benefit of Lender a certificate, in form and substance acceptable to Lender, dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:

5.1.3.1.                               all required actions taken by Borrower in connection with this Agreement and the other Loan Documents;

5.1.3.2.                               the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers and Authorized Representatives permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such Authorized Officers and Authorized Representatives, on which Lender may conclusively rely;

5.1.3.3.                               copies of the organizational documents of Borrower including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and bring-down certificates by facsimile dated within thirty (30) days of the Closing Date, all of which shall be attached to such officer’s certificate; and

5.1.3.4.                               the matters described in Section 5.1.8.

5.1.4.                     Opinion of Counsel.

There shall be delivered to Lender, written opinions of counsel for Borrower dated the Closing Date and in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request.

5.1.5.                     Legal Details.

All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.

5.1.6.                     Payment of Fees.

Borrower shall have paid or caused to be paid to Lender and Freddie Mac to the extent not previously paid all fees accrued through the Closing Date and all of Lender’s and Freddie Mac’s costs and expenses, including, but not limited to, attorneys’ fees, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit reports, all third party due diligence costs and other costs and expenses incurred by either Lender or Freddie Mac in connection with the closing of this Loan.

5.1.7.                     Consents.

All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

5.1.8.                     No Material Adverse Change.

Since the date of Borrower’s formation, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the ownership or management of Borrower.

5.1.9.                     No Violation of Laws.

The making of the Loan shall not contravene any Law applicable to Borrower, its Affiliates or Lender.

5.1.10.               No Actions or Proceedings.

No action, proceeding, investigation, regulation or legislation shall have been instituted, or, to Borrower’s knowledge threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

5.1.11.               Collateral Initially Included in Collateral Pool.

With respect to the Collateral which is part of the Collateral Pool at Closing, Borrower shall have delivered all Underwriting Materials required hereunder for inclusion of such Collateral into the Collateral Pool, and Lender shall have approved the inclusion therein.

5.1.12.               Other Conditions.

Borrower shall have satisfied such other reasonable conditions as required by Lender or Lender’s legal counsel.

5.2.                              Each Subsequent Borrowing Tranche.

At the time of funding of any Base Rate Borrowing Tranche (excluding renewals, conversions and continuances of any outstanding Base Rate Borrowing Tranche(s) which do not increase the outstanding principal amount of the Loan made hereunder) other than the funds advanced on the Closing Date, and after giving effect to the proposed extensions of credit: (i) the representations and warranties of Borrower contained in Section 6 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the funding of any such Base Rate Borrowing Tranche with the same effect as though such representations and warranties had been made on and as of the date of the funding of any such Base Rate Borrowing Tranche (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein and except such changes as would not constitute a Material Adverse Change) and Borrower shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or, to Borrower’s knowledge, Potential Default shall have occurred and be continuing or shall exist; (iii) the funding of any Borrowing Tranche shall not contravene any Law applicable to Borrower, its Affiliates or Lender; (iv) Borrower shall have delivered to Lender a duly executed and completed Loan Request or Renewal Request, as the case may be; and (v) Borrower shall have paid all fees and expenses incurred by Lender or Servicer in connection therewith.

6.                                       REPRESENTATIONS AND WARRANTIES

6.1.                              Representations and Warranties.

Borrower represents and warrants to Lender, as of the date hereof and at all times throughout the term of this Agreement, as follows:

6.1.1.                     Organization and Qualification.

Borrower is a corporation, partnership, limited liability company, or real estate investment trust, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, as the case may be, and Borrower has the lawful power to own or lease the Collateral Pool Properties and to engage in the business it presently conducts or proposes to conduct.  Borrower is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or where the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.

6.1.2.                     Single Asset Entity.

Each Borrower (other than BHOP) and Proposed Borrower is a Single Asset Entity, and each Borrower (other than BHOP) and Proposed Borrower agrees to limit its operations to owning, maintaining and operating only the Collateral Pool Properties.

6.1.3.                     Power and Authority.

Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Loan contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4.                     Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by Borrower and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document.  This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of Borrower on and after its date of delivery thereof, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.  There is no offset, defense, counterclaim or right of rescission with respect to any of the Loan Documents.

6.1.5.                     No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach or violation of (i) the terms and conditions, as applicable, of the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower or its Affiliates, (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower or any of its Affiliates is a party or is subject, or by which Borrower or any of its Affiliates is bound, or (iii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower (other than Liens granted or permitted under the Loan Documents), nor will they result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any lien of any nature upon any of the collateral of Borrower other than the Liens of the Loan Documents.

6.1.6.                     Litigation.

There are no actions, suits, proceedings or investigations pending, or to Borrower’s knowledge threatened, against Borrower or its Affiliates at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change, subject to Lender’s and Borrower’s rights under Section 2.14.  Neither Borrower nor its Affiliates are in violation of any order, writ, injunction or decree of any Official Body which may result in any Material Adverse Change, subject to Lender’s and Borrower’s rights under Section 2.14.

6.1.7.                     Title to Collateral Pool Properties.

Borrower (other than BHOP solely to the extent of the Collateral Pool Properties) has good and marketable (or, solely in the case of Collateral Pool Properties located in Texas, indefeasible) title to all Collateral Pool Properties and to all other assets which it purports to own or which are reflected as owned on its books and records (except for those assets (not including Collateral Pool Properties) that a Borrower has disposed of since the date of such books and records, either in the ordinary course of business or because they were no longer used or useful in the conduct of such Borrower’s business, provided that any such disposed assets have been replaced by items of comparable value to the extent necessary for such Borrower to operate its property in a manner comparable to that which prevailed prior to such disposition), free and clear of all Liens and encumbrances except the Permitted Exceptions.  The Permitted Exceptions do

not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Revolving Credit Note or any of its other Obligations in a timely manner, (ii) the use of any Collateral Pool Property for the use currently being made thereof, (iii) the operation of any Collateral Pool Property as currently being operated, or (iv) the value of any Collateral Pool Property.

6.1.8.                     Use of Proceeds.

Borrower intends to use the proceeds of the Loan in accordance with Section 2.8.

6.1.9.                     Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any material certificate, statement, agreement or other documents prepared by or on behalf of Borrower and furnished to Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading in any material respect.  There is no fact known to Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of Borrower, BHMR or, to the extent the same could reasonably be expected to cause a Material Adverse Change, any of its other Affiliates which has not been set forth in this Agreement or in the certificates, statements, agreements, financial projections or other documents furnished in writing to Lender prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.10.               Taxes.

All federal, state, local and other tax returns required to have been filed with respect to Borrower, BHMR and, to the extent the failure to file the same could reasonably be expected to cause a Material Adverse Change, any of its other Affiliates have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.  There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower, BHMR and, to the extent the existence of such agreements or waivers could reasonably be expected to cause a Material Adverse Change, any of its other Affiliates for any period.

6.1.11.               Consents and Approvals.

Except for the filing of financing statements and the relevant Collateral Pool Property Documents in the appropriate state and county filing offices, there are no other filings, consents or approvals necessary for the execution of this Agreement by Borrower or its performance hereunder or under the Loan Documents, all of which shall have been obtained or made on or prior to the Closing Date.

6.1.12.               No Event of Default.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date or thereafter under or pursuant to the Loan Documents, which constitutes an Event of Default.  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date or thereafter under or pursuant to the Loan Documents, which constitutes a Potential Default unless Borrower is curing the same pursuant to any applicable cure periods expressly provided for herein.

6.1.13.               Security Interests.

The Liens and security interests in personal property granted to and for the benefit of Lender pursuant to the Loan Documents constitute and will continue to constitute first priority security interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the “Uniform Commercial Code”) or other Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law, subject to the Permitted Exceptions and Lender’s compliance with all applicable provisions of the Uniform Commercial Code or other Law governing the perfection and continuation of such security interests.  Upon the filing of financing statements relating to said security interests in each office in which filing is required under the Uniform Commercial Code or the taking of possession of collateral where possession is required under the Uniform Commercial Code in order to perfect a security interest in such collateral, all such action as is necessary in Lender’s sole but reasonable opinion to establish such rights of Lender will have been taken with respect to security interests that can be perfected by the filing of a financing statement or the taking of possession under the Uniform Commercial Code, and there will be, upon execution and delivery of the Loan Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six (6) months or other period specified in the applicable Uniform Commercial Code prior to the expiration of such filing of such financing statements.  All filing fees and other expenses in connection with each such action have been or will be paid by Borrower.  Without limiting the foregoing representations and warranties, Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments, in such form as Lender may require to perfect or continue the perfection of such security interests and in all events without Borrower’s signature.

6.1.14.               Mortgage Liens.

Upon filing in the appropriate real property records in the county in which the Collateral Pool Properties are located, the Liens in real property and fixtures granted to and for the benefit of Lender pursuant to the Collateral Pool Property Documents constitute a valid first priority Lien under applicable Law, subject to any Permitted Exceptions.  All such action as will be necessary in Lender’s sole opinion to establish such Lien of Lender and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose as directed by Lender, and there will be as of the date of execution, delivery and filing of the Collateral Pool Property Documents no necessity for any further action in order to protect, preserve and continue such Lien and such priority (except for the timely filing in the required offices of Uniform Commercial Code financing statement continuations).  All filing fees and other expenses in connection with each such action have been or will be paid by Borrower.

6.1.15.               Insurance.

All insurance policies and other bonds to which Borrower and any Affiliates providing insurance coverage for a Borrower or a Collateral Pool Property, whether through a blanket policy or otherwise, are a party are valid and in full force and effect.  No notice has been given, no claim has been made, and no grounds exist, to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby.  Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower and the Collateral Pool Properties in accordance with prudent business practice in the industry of Borrower.

6.1.16.               Material Contracts; Burdensome Restrictions.

All material contracts, indentures, agreements and instruments relating to the Collateral Pool Properties, to which the Borrower and/or its Affiliates are a party (whether by execution thereby, by assignment or otherwise), taken as a whole, are valid, binding and enforceable upon Borrower and such Affiliates, as applicable, and, to Borrower’s knowledge, each of the other parties thereto in accordance with their respective terms (except to the extent that enforceability of any such contracts may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance and except as disclosed in writing by Borrower to Lender prior to the date hereof or prior to the date any applicable real property is added to the Collateral Pool).  There is no default under any such contracts, indentures, agreements and instruments by Borrower (or its Affiliates), or to Borrower’s knowledge by any of the other parties thereto, except for defaults which would not result in a Material Adverse Change.  Neither Borrower nor any of its Affiliates is bound by any contractual obligation, or subject to any restriction in any organizational document, or any requirement of Law, which is reasonably expected to result in a Material Adverse Change.

6.1.17.               Investment Companies; Regulated Entities.

Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”  Borrower is not subject to any other federal or state statute or regulation limiting its ability to incur any debt.

6.1.18.               Pension Plans and Benefit Arrangements.

The representations and warranties set forth in this Section 6.1.18 shall only apply to the extent Borrower is at any time, and from time to time, subject to the provisions of ERISA.

6.1.18.1.                         Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Pension Plans and Multiemployer Plans.  There has been no Prohibited

Transaction with respect to any Benefit Arrangement or any Pension Plan or, with respect to any Multiemployer Plan, which could result in any material liability of Borrower or any other member of the ERISA Group.  Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto.  With respect to each Pension Plan and Multiemployer Plan, Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

6.1.18.2.                         Each Multiemployer Plan is able to pay benefits thereunder when due.

6.1.18.3.                         Neither Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Pension Plan.

6.1.18.4.                         No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Pension Plan.

6.1.18.5.                         The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

6.1.18.6.                         Neither Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.  Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

6.1.18.7.                         To the extent that any Benefit Arrangement is insured, Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date.  To the extent that any Benefit Arrangement is funded other than with insurance, Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

6.1.18.8.                         All Pension Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and any Law.

6.1.19.               Other Indebtedness.

Other than the Loan, each Single Asset Entity Borrower (other than BHOP) has not incurred any debt other than (i) unsecured trade debt incurred in the ordinary course of business, (ii) subordinate intercompany debt and (iii) debt otherwise permitted under Section 7.1.11.

6.1.20.               Solvency.

Borrower is Solvent on a consolidated basis.  After giving effect to the transactions contemplated by the Loan Documents, including the Loan incurred thereunder and the Liens granted to and for the benefit of Lender, Borrower will be Solvent on a consolidated basis.  Borrower has not entered into this Credit Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Borrower, on a consolidated basis, does not intend to, and Borrower does not believe that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

6.1.21.               Representations and Warranties in the Loan Documents.

All representations and warranties made by Borrower (or BHMR) in any Loan Document, or certificates delivered in connection therewith, are true, accurate and correct.

6.1.22.               No Bankruptcy Filing.

Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property of Borrower and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

6.1.23.               Formation.

BHOP was formed in the State of Delaware.

6.1.24.               Compliance.

Borrower, each Collateral Pool Property and the use thereof and operations thereat by Borrower, comply in all material respects with all applicable Laws.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Official Body, the violation of which is reasonably likely to result in a Material Adverse Change.  All required permits, licenses, and certificates for the lawful use and operation of the Collateral Pool Properties, including, but not limited to, certificates of occupancy, apartment licenses, or the equivalent have been obtained and are in full force and effect except where the failure to obtain same would not be reasonably likely to cause a Material Adverse Change.

6.1.25.               Not a Foreign Person.

Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

6.1.26.               Labor Matters.

Borrower is not a party to any collective bargaining agreements.

6.1.27.               Condemnation.

Other than those takings, condemnations or eminent domain proceedings that Borrower has given written Notice of to Lender, no taking, condemnation or eminent domain proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of any Collateral Pool Property or for the relocation of roadways providing access to any Collateral Pool Property.

6.1.28.               Utilities and Public Access.

Each Collateral Pool Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Collateral Pool Property for its use as a multifamily residential property.  All public utilities necessary to the continued use and enjoyment of each Collateral Pool Property as presently used and enjoyed are located in the public right-of-way abutting the premises or an easement for the same, and all such utilities are connected so as to serve each Collateral Pool Property either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements.  All roads necessary for the full utilization of each Collateral Pool Property for its current purpose have been completed and dedicated to public use and accepted by all Official Bodies or are the subject of access easements for the benefit of such Collateral Pool Property.

6.1.29.               No Joint Assessment; Separate Lots.

Borrower has not and shall not suffer, permit or initiate the joint assessment of any Collateral Pool Property (i) with any other real estate property constituting a separate tax lot, and (ii) with any portion of such Collateral Pool Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Collateral Pool Property as a single lien.  Each Collateral Pool Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

6.1.30.               Assessments.

Except as disclosed in the title insurance policies, there are no pending or, to the Borrower’s knowledge proposed special or other assessments for public improvements or otherwise affecting any Collateral Pool Property, nor, to Borrower’s knowledge are there any contemplated improvements to any Collateral Pool Property that may result in such special or other assessments.

6.1.31.               No Liabilities.

Borrower has no liabilities or obligations including, without limitation, contingent obligations (including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) prohibited by this Agreement or except as otherwise expressly permitted under this Agreement, including those addressed in Section 7.2.2.

6.1.32.               No Prior Assignment.

As of the Closing Date, (i) upon execution and delivery of the Security Instrument, Lender shall be collateral assignee of Borrower’s interest under any leases with respect to the Collateral Pool Properties, and (ii) there are no prior assignments of any such leases or any portion of the rents due and payable thereunder or to become due and payable thereunder which are presently outstanding.

6.1.33.               Certificate of Occupancy.

Borrower has obtained (in its own name or is the express successor or assignee of) all permits necessary to use and operate the Collateral Pool Properties for the uses described in Section 2.8, and all such permits are in full force and effect.  The use being made of each Collateral Pool Property is in conformity in all material respects with the certificate of occupancy (or similar certificate applicable to the local jurisdiction of the Collateral Pool Property, if any) in order to allow Borrower to operate the Collateral Pool Property in a manner comparable to the manner under which it was originally underwritten and/or permits for such Collateral Pool Property and any other restrictions, covenants or conditions affecting such Collateral Pool Property, including without limitation, the applicable zoning and land use ordinances, except as otherwise disclosed in writing to Lender prior to the Closing Date or the date the applicable real property was added to the Collateral Pool.  Each Collateral Pool Property contains all equipment necessary to use and operate such Collateral Pool Property in manner comparable to the manner in which the Collateral Pool Property was being operated at the time of Lender’s pre-closing inspection.  Borrower will continue to operate each Collateral Pool Property in the manner in which it is presently being operated in all material respects.

6.1.34.               Intellectual Property.

All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and uncontested.  Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to any asserted trademarks, trade names or service marks of others.  To Borrower’s knowledge there is no infringement by others of any trademarks, trade names or service marks of Borrower.

6.1.35.               Conduct of Business.

Except as disclosed in writing to Lender, Borrower does not conduct its business “also known as”, “doing business as” or under any other name.

6.1.36.               Title Insurance.

Each Collateral Pool Property is, or will be at the time such Collateral Pool Property is included in the Collateral, covered by a title insurance policy (or an irrevocable commitment by a title insurance company to insure the same) acceptable to Lender, provided that Lender acknowledges that the title insurance policies to be delivered to the Lender pursuant to the title commitments delivered and approved by Lender prior to the Closing Date or the addition of any real property to the Collateral Pool are acceptable to Lender.

6.1.37.               No Default.

The execution, delivery and performance of the obligations imposed on Borrower, if any, under this Agreement, the Revolving Credit Note and the other Loan Documents will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.  There is no litigation or other claim pending before any court or administrative or governmental body or overtly threatened by a written communication against Borrower, any Collateral Pool Property, or any other property of Borrower which would result in a Material Adverse Change or which is not covered by insurance.

6.1.38.               Condition of the Collateral Pool Properties.

To the extent that any Collateral Pool Property has been damaged by fire, water, wind, earthquake or other cause of loss prior to the Closing Date, or prior to the inclusion of the real property to the Collateral Pool, as the case may be, such Collateral Pool Property has been fully restored as of the such Closing Date, or date of such inclusion.

6.1.39.               Non-Residential Leases.

Each Collateral Pool Property is a multi-family housing project.  Gross income derived from commercial space, if any, located in any Collateral Pool Property shall not exceed twenty-five percent (25%) of the total gross income of such Collateral Pool Property except as otherwise approved in writing by Lender (in its sole discretion).  Except as approved by Lender in writing prior to the Closing Date or, in connection with adding Collateral Pool Properties to the Collateral in accordance with Section 2.9 hereof, the date such Collateral Pool Property is added to the Collateral, neither Borrower, nor any general partner, managing member or principal thereof, is an Affiliate or otherwise related to the lessee under any leases for laundry equipment, telecommunications, television or similar systems on or about any of the Collateral Pool Properties.  For the purposes of this Section, leases of parking to tenants shall not be deemed to be derived from commercial space.

6.1.40.               No Low Income Housing Tax Credit.

Except as disclosed to Lender in writing, Borrower has not claimed, nor does Borrower intend to claim, a low income housing tax credit for any of the Collateral Pool Properties under Section 42 of the Internal Revenue Code of 1986, or any successor Section thereto.  Should Borrower later decide to pursue claiming such a tax credit, Borrower will not proceed without obtaining Lender’s prior written consent to do so, to be granted in Lender’s sole discretion.

6.1.41.               No Restrictions.

Except as disclosed to Lender in writing prior to the addition of the applicable Collateral Pool Property, there are no rent level restrictions or tenant income restrictions on any Collateral Pool Property.

6.1.42.               No Adverse Affect on the Loan.

Nothing involving the Collateral Pool Properties, Borrower or Borrower’s credit standing may be reasonably expected to (i) cause any payments under this Agreement, the Revolving Credit Note or any other Loan Documents to become delinquent or (ii) adversely affect the Market Value of any Collateral Pool Property.

6.1.43.               Term of Leases.

Except as otherwise permitted under the applicable Security Instrument, all Leases for residential dwelling units with respect to the Collateral Pool Properties shall be on forms approved by Lender, shall be for initial terms of at least one (1) month and not more than two (2) years, and shall not include options to purchase.

6.1.44.               Authorized Officer/Authorized Representative.

The officers and employees of Borrower who are now (or in the future become) Authorized Officers of Borrower (i) are duly appointed officers of the Borrower, and (ii) are familiar with the organization and operations of Borrower and with the operations of the Collateral Pool Properties which are the subject of any certification or Notice delivered by such Authorized Officer.

The officers and employees of Borrower who are now (or in the future become) Authorized Representatives of Borrower are familiar with the organization and operations of Borrower and with the operations of the Collateral Pool Properties which are the subject of any certification or Notice delivered by such Authorized Representative.

6.1.45.               Fraudulent Conveyances.

Borrower has not entered into any agreements, transactions or series of transactions with the intent to hinder, delay, or defraud any creditor, and Borrower has not entered into any agreements, transactions or series of transactions other than for valid consideration of reasonably equivalent value in exchange for its obligations thereunder.

6.1.46.               Affiliate Transactions.

Except as approved in writing by Lender, Borrower has not entered into and is not a party to any contract, lease or other agreement with any Person directly or indirectly controlling, controlled by, or under common control with Borrower for the provision of any service, materials or supplies to any Collateral Pool Property (including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment, or telephone services or equipment).

6.1.47.               No Existing Material Adverse Circumstances.

As of the date hereof, there exists no set of circumstances which, had such circumstances arisen subsequent to the date hereof, would constitute a Material Adverse Change.

6.1.48.               Collateral Pool Properties.

Each Collateral Pool Property is fully constructed and has received all final certificates of occupancy.

6.2.                              Updates.

Borrower shall provide with each Loan Request that will result in an increase in the Loan, written revisions to any representations or warranties in this Agreement which to Borrower’s knowledge which have become outdated or incorrect in any material respect.  In addition, should any such updates, corrections or additions relate to a matter which would be a Material Adverse Change, Borrower shall promptly provide Lender in writing with such revisions as may be necessary or appropriate, to correct or update same.  Notwithstanding the providing of revised information, a breach of warranty or representation resulting from the prior inaccuracy or incompleteness shall not be deemed to have been cured thereby or waived by Lender unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates; further provided that no representation or warranty shall be deemed to have been updated by any such revision unless and until Lender funds the additional Loan Request.

6.3.                              Survival of Representations and Warranties.

Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Revolving Credit Note and continue (a) for so long as any amount remains owing to Lender under this Agreement, the Revolving Credit Note or any of the other Loan Documents or (b) until the date on which Lender releases all assets in the Collateral Pool from any Lien securing the Loan Documents pursuant to the provisions of Section 2.10 or Section 2.15, whichever is later.  Unless waived in writing, all representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

7.                                       COVENANTS

7.1.                              Covenants.

Borrower covenants and agrees that until the later of (i) payment in full of the Loan and interest thereon, and satisfaction of all of the other Obligations of Borrower under the Loan Documents and (ii) the Expiration Date, Borrower shall comply at all times with the following covenants:

7.1.1.                     Preservation of Existence.

Borrower shall, and shall cause each of its Affiliates to, maintain its legal existence as a corporation, general or limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary unless the failure to maintain the same shall not result in a Material Adverse Change to Borrower or any Collateral Pool Property.

7.1.2.                     Maintenance of Collateral Pool Properties and Leases.

Borrower (i) shall not commit waste or permit impairment or deterioration of the Collateral Pool Properties, (ii) shall not abandon any Collateral Pool Property, (iii) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of any Collateral Pool Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair (provided that Lender shall make any insurance proceeds or condemnation awards received by Lender available to Borrower for restoration and repair), (iv) shall keep the Collateral Pool Properties in good repair (normal wear and tear excepted), including the replacement of any personalty and fixtures located on any Collateral Pool Property with items of equal or better function and quality, (v) shall provide for professional management of the Collateral Pool Properties by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing (provided that Lender’s approval is not required for a manager or a management agreement where one or more of Behringer Harvard Real Estate Services, LLC, Behringer Harvard Multifamily Services, LLC, or an Affiliate of Borrower is the manager), (vi) shall not change the use of any Collateral Pool Property as a multi-family residential property, (vii) shall give Notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect any Collateral Pool Property, Lender’s security or Lender’s rights under this Agreement, and (viii) shall make any reasonable repairs to a Collateral Pool Property which are requested by Lender.  Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter any Collateral Pool Property or any part thereof except in connection with the replacement of tangible personalty.

7.1.3.                     Collateral Agreements.

Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

7.1.4.                     Inspection Rights.

Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of any Collateral Pool Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time upon reasonable advance notice, except that no such notice shall be required in cases of emergency.

7.1.5.                     Single Asset Borrower.

Prior to the Expiration Date, each Borrower (other than BHOP solely with respect to subclauses (i) and (ii) below) (i) shall not own or acquire any real or personal property other than the Collateral Pool Properties and personal property related to the operation and maintenance of the Collateral Pool Properties, (ii) shall not operate any business other than the ownership, management and operation of the Collateral Pool Properties, and (iii) shall not maintain its assets in a way difficult to segregate and identify.  Notwithstanding subclause (i) in the foregoing sentence, BHOP shall not directly own or acquire any fee and/or leasehold interests in real property, but such limitation shall not restrict BHOP’s ability to indirectly own or acquire any such interests or any other assets through one or more subsidiaries.

7.1.6.                     Use of Proceeds.

Borrower will use the proceeds of the Loan only for lawful purposes in accordance with Section 2.8 hereof.

7.1.7.                     Further Assurances.

Borrower shall, from time to time, at its expense, faithfully preserve and protect Lender’s Lien on and security interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Exceptions, and shall do such other acts and things as Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, provided that (i) the terms and conditions of this Agreement and the other Loan Documents are not changed thereby, (ii) Lender will use its best efforts to minimize costs and expenses incurred in connection with a request under this subsection, and (iii) Borrower’s obligations hereunder or under any other Loan Documents are not increased or otherwise adversely affected thereby except for incidental costs and expenses such as recording fees and reasonable attorneys’ fees and expenses.

7.1.8.                     Collateral Pool Properties.

7.1.8.1.                               Borrower shall be in compliance with the Sublimits set forth in  Section 2.5.3 at such times as expressly required in this Agreement; and

7.1.8.2.                               Borrower shall own at all times the entire fee simple interest or insurable ground lease interest in each Collateral Pool Property.

7.1.9.                     Subsequent Periodic Valuations.

Borrower shall cooperate with Lender and its agents and provide such information in its possession as such parties shall reasonably require to complete a new Valuation for each Collateral Pool Property.

7.1.10.               Special ERISA Related Covenants.

The covenants set forth in this Section 7.1.10, shall only apply to the extent Borrower is at any time and from time to time subject to the provisions of ERISA.

7.1.10.1.                         Borrower shall at all times be a “real estate operating company” within the meaning of such term contained in 29 CFR § 2510.3-101(d) or an entity whose underlying assets are not deemed to be assets of a Pension Plan as defined in Section 3(3) of ERISA.

7.1.10.2.                         Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Pension Plans and Benefit Arrangements.  Without limiting the generality of the foregoing, Borrower shall cause all of its Pension Plans and all Pension Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Pension Plans, Benefit Arrangements and Multiemployer Plans.

7.1.10.3.                         Borrower and members of the ERISA Group shall not:

(i)                                     fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Pension Plan;

(ii)                                  request a minimum funding waiver from the Internal Revenue Service with respect to any Pension Plan;

(iii)                               engage in a Prohibited Transaction with any Pension Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

(iv)                              permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Pension Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Pension Plan;

(v)                                 fail to make when due any contribution to any Multiemployer Plan that Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(vi)                              withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Pension Plan (as such term is defined in ERISA), where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;

(vii)                           terminate, or institute proceedings to terminate, any Pension Plan, where such termination is likely to result in a material liability to Borrower or any member of the ERISA Group;

(viii)                        make any amendment to any Pension Plan with respect to which security is required under Section 307 of ERISA; or

(ix)                                fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

7.1.11.               Indebtedness.

Borrower (other than BHOP) shall not, at any time create, incur, assume or suffer to exist any indebtedness, except:

7.1.11.1.                         Indebtedness under the Loan Documents;

7.1.11.2.                         Trade debt incurred in the ordinary course of business and any subordinate intercompany debt; and

7.1.11.3.                         Indebtedness included as Permitted Exceptions.

7.1.12.               Liens.

Borrower (other than BHOP solely to the extent of properties or assets that are not part of the Collateral hereunder or under any of the other Loan Documents) shall not, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except the Permitted Exceptions.  Upon Lender’s reasonable request, which request shall not be made more frequently than annually unless Lender has a reasonable suspicion of a title defect, Borrower shall promptly perform or cause to be performed, at Borrower’s sole cost and expense, a title search satisfactory to Lender, demonstrating compliance with the provisions of this Section 7.1.12.

7.1.13.               Liquidations, Mergers, Consolidations, Acquisitions.

Borrower shall not dissolve, liquidate or wind-up its affairs.  Borrower may not become a party to any merger or consolidation unless Borrower is either directly or indirectly the surviving entity or except as otherwise permitted in the Security Instrument.

7.1.14.               Dispositions of Assets or Affiliates.

Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, all or substantially all of its assets, provided that the foregoing shall not be construed to prevent Borrower from selling, conveying or leasing its assets as permitted pursuant to the terms of this Agreement or the other Loan Documents.

7.1.15.               Affiliate Transactions.

Except as approved in writing by Lender, Borrower shall not enter into or become a party to any contract, lease or other agreement with any Person directly or indirectly controlling, controlled by, or under common control with Borrower for the provision of any service, materials or supplies to any Collateral Pool Property (including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment, or telephone services or equipment).

7.1.16.               Continuation of or Change in Business.

Borrower shall not engage in any business activities except as permitted under its organizational documents and this Agreement.

7.1.17.               Changes in Organizational Documents; Name.

Except as otherwise permitted by the Security Instrument, Borrower and its general partners, managing members, or principals shall not amend in any respect their respective certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership, or limited partnership agreement (as applicable) or other formation agreement or other organizational documents without first sending Notice to Lender (provided, that to the extent such amendment would not likely result in a Material Adverse Change, the failure to provide such Notice shall not result in an Event of Default hereunder unless Borrower receives Notice of such failure and fails to cure the same within five (5) Business Days of such Notice) and, if such amendment will likely result in a Material Adverse Change, without obtaining the prior written consent of Lender, which shall be granted or denied within thirty (30) Business Days of Lender’s receipt of the proposed amendment, a brief explanation of its purpose and effect, and such other documents as Lender may reasonably request.  Borrower shall not amend, revise or otherwise change its name in any respect without the prior written consent of Lender unless such name change is as a result of a transfer permitted under the Security Instrument or otherwise permitted by the terms of the Security Instrument, in which case Borrower shall provide Lender with notice of such name change as soon as practicable (but in no event later than five (5) Business Days) following such name change.

7.1.18.               Properties Under Development.

Except as disclosed to Lender in writing, no Collateral Pool Property shall be raw land or property under construction or development with respect to which property construction or reconstruction will be needed before the property can be leased to tenants paying rent.

7.1.19.               Further Documentation.

In the event any further documentation or information is required by Lender to enable Lender to sell the Loan, Borrower shall provide, or cause to be provided to Lender, at Borrower’s sole cost and expense, such documentation or information.  Borrower shall execute and deliver to Lender such documentation, including, but not limited to, any amendments, corrections, deletions or additions to this Agreement, the Revolving Credit Note, and the other Loan Documents as is required by Lender; provided that Borrower shall not be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Revolving Credit Note, or any other Loan Documents or (ii) imposing on

Borrower greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.

7.1.20.               Compliance with Lender Requirements.

Borrower shall comply with the requirements of Lender in order to enable Lender to sell or securitize the Loan, provided that neither Borrower nor any guarantor shall be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Revolving Credit Note, or any other Loan Documents or (ii) imposing on Borrower or any guarantor greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.

7.1.21.               Subordination of Leases.

Borrower covenants, if any lease of any Collateral Pool Property is not subordinate to the Security Instrument securing such Collateral Pool Property, Borrower shall (i) use a new standard lease form containing subordination language acceptable to Lender, for all new leases of such Collateral Pool Property; and (ii) use its commercially reasonable efforts to execute the new form of lease on any renewal of any existing leases of such Collateral Pool Property.

7.1.22.               Enforceability of Loan Documents.

In the event that any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right to specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, Borrower shall use best efforts to cure any such defect(s) in such Loan Document(s), provided that if Borrower is unable to cure any such defect(s) within a reasonable time period, not to exceed thirty (30) days, or if the cure involves the substitution or addition of a new Collateral Pool Property, not to exceed ninety (90) days, Lender may in its discretion, upon ten (10) days Notice to Borrower, accelerate Borrower’s obligations under the Revolving Credit Note.

7.1.23.               ERISA Matters.

The provisions set forth in this Section 7.1.23, shall only apply to the extent Borrower is at any time and from time to time subject to the provisions of ERISA.  In the event that any of the following occurs:  (i) any Reportable Event, which Lender determines in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or the appointment of a trustee to administer or liquidate any Pension Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Pension Plan, or a termination notice shall have been filed with respect to any Pension Plan; (iii) a trustee shall be appointed to administer or liquidate any Pension Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer or liquidate any Pension Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, Lender determines in good faith that the amount of Borrower’s liability is likely to cause a Material Adverse Change; (v) Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Pension Plan or a Multiemployer Plan; (vi) Borrower or any member of the ERISA Group shall make any amendment to a Pension Plan with respect to which security is required under Section 307 of ERISA; (vii) Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) any applicable Law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Pension Plans, Multiemployer Plans or Benefit Arrangements; and, with respect to any of the events specified in (v), (vi), (vii) or (viii), Lender determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by Borrower and the other members of the ERISA Group, Borrower shall use best efforts to cure such occurrence(s), provided that if Borrower is unable to cure any such occurrence(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten (10) days Notice to Borrower, accelerate Borrower’s obligations under the Revolving Credit Note.

7.1.24.               Covenants in the Loan Documents.

Borrower shall comply with all of the terms, conditions and covenants set forth in the Loan Documents.

7.2.                              Reporting Requirements.

Borrower covenants and agrees that until the later of (i) payment in full of the Loan and satisfaction of all of Borrower’s other Obligations hereunder and under the other Loan Documents and (ii) the Expiration Date, Borrower will furnish or cause to be furnished to Lender:

7.2.1.                     Notice of Default.

If to Borrower’s knowledge an Event of Default or Potential Default has occurred with respect to Borrower, a certificate signed by an Authorized Officer of Borrower setting forth the details of such Event of Default or Potential Default and the actions that Borrower proposes to take with respect thereto;

7.2.2.                     Notice of Litigation.

Promptly after the commencement thereof, Notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person which (a) relate to the Collateral, or (b) involve a claim or series of claims in excess of TWO HUNDRED FIFTY THOUSAND and NO/100 Dollars ($250,000.00) which is not covered by Borrower’s insurance policies and which if adversely determined would constitute a Material Adverse Change; and

7.2.3.                     Notice of Material Adverse Change.

Borrower shall promptly notify Lender of any Material Adverse Change known to Borrower affecting Borrower, any Collateral Pool Property, this Agreement or the other Loan Documents taken as a whole.

7.3.                              Escrows.

Borrower shall be responsible for the payment of real estate taxes on the Collateral Pool Properties and fire, hazard and other insurance premiums (collectively, the “Impositions”).  Collection of monthly escrow deposits for the payment of Impositions relating to real estate taxes will be required.  Collection of monthly escrow deposits for the payment of Impositions relating to fire, hazard and other insurance premiums will be deferred; provided, that collections of insurance premiums may subsequently be initiated as set forth in the Loan Documents. Collection of monthly escrow deposits for required replacements will be required under the Replacement Reserve Agreement (provided, that Lender may, in its sole discretion, elect to defer such collections for a particular Collateral Pool Property as set forth in the Loan Documents).  To the extent that Borrower has escrowed deposits for Impositions sufficient to pay such Impositions when due without penalty, Borrower shall have satisfied its obligation to pay such Impositions hereunder.

7.4.                              Additional Financial Covenants.  Subject to Section 7.4.3 below, Borrower hereby agrees and covenants with Lender that, at all times during the term of this Agreement:

7.4.1.                     Consolidated Net Worth.  Borrower shall not permit the Consolidated Net Worth of BHMR to be less than ONE HUNDRED FIFTY MILLION and NO/100 Dollars ($150,000,000.00).

7.4.2.                     Liquidity.  Borrower shall not permit the Liquidity of BHMR to be less than FIFTEEN MILLION and NO/100 Dollars ($15,000,000.00).

7.4.3.                     Quarterly Certifications.  Borrower shall deliver to Servicer for further delivery to Lender, within sixty (60) days after the end of each fiscal quarter of BHMR (other than the fiscal fourth quarter) and within one hundred twenty (120) days after the end of each fiscal year of BHMR, an officer’s certificate from an Authorized Officer (“Certificate of Compliance”) certifying that BHMR is in compliance with the financial covenants set forth in Sections 7.4.1 and 7.4.2 above.  Borrower hereby covenants and agrees to provide (or to cause Servicer to provide) Lender with such information as Lender may reasonably request in order for Lender to confirm BHMR’s compliance with the financial covenants set forth in Sections 7.4.1 and 7.4.2 above.

8.                                       DEFAULT

8.1.                              Events of Default.

The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an “Event of Default”:

8.1.1.                     Payments Under Loan Documents.

Borrower shall fail to pay any principal under any Base Rate Borrowing Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on any Loan or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof and after the expiration of any applicable notice and cure period;

8.1.2.                     Breach of Representation or Warranty.

Any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished and the result of such false or misleading representation, warranty, certificate, other instrument or statement is a Material Adverse Change which is not cured within thirty (30) days after written Notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender’s judgment to cure such breach, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed ninety (90) additional days;

8.1.3.                     Breach of Covenant.

Borrower shall default in the observance or performance of any covenant, condition or provision hereof or under any other Loan Document, which default is not otherwise specified as an “Event of Default” under (i) the provisions of this Article 8 or (ii) Section 22 of any Security Instrument with respect to the initial Collateral Pool Properties (or the same sections or any similar sections of any Security Instrument with respect to any future Collateral Pool Property(ies)) and is not cured within thirty (30) days  (or such longer period as many be specified in the applicable Security Instrument) after Notice thereof from Lender to Borrower of such default, provided that, no such Notice or grace period shall apply in the case of any default which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Agreement or any of the other Loan Documents, result in additional harm to Lender, impairment of the Revolving Credit Note, or any rights of Lender under this Agreement or any security given under any other Loan Document;

8.1.4.                     Event of Default under the Loan Documents.

Borrower shall be in default under any provision of the Revolving Credit Note, or any other Loan Document, including, without limitation, any Security Instrument, beyond any applicable notice and cure period;

8.1.5.                     Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) in the aggregate shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

8.1.6.                     Notice of Lien or Assessment.

A notice of Lien or assessment in excess of ONE MILLION and NO/100 Dollars ($1,000,000.00) which is not a Permitted Exception is filed of record with respect to all or any part of any of Borrower’s assets, or any taxes or debts owing at any time or times hereafter to the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, becomes payable and the same is not paid or otherwise discharged within thirty (30) days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents;

8.1.7.                     Insolvency.

Borrower (on a consolidated basis) ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

8.1.8.                     Cessation of Business.

Borrower ceases to conduct the business of Borrower, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of Borrower, and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

8.1.9.                     Lien Priority.

The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under applicable Laws and such default shall continue unremedied for a period of thirty (30) Business Days after Borrower’s knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed sixty (60) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion); or

8.1.10.               Bankruptcy and Other Proceedings.

Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within sixty (60) days after filing.

8.1.11.               Material Adverse Change.

Subject to the terms, time periods and cure rights of Borrower under Section 2.14. there shall occur a Material Adverse Change which is not corrected to the reasonable satisfaction of Lender within thirty (30) days after the occurrence of the Material Adverse Change, or such additional reasonable time period necessary to cure such Material Adverse Change, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed thirty (30) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion).

8.2.                              Consequences of Event of Default.

8.2.1.                     Remedies Cumulative.

Upon an Event of Default under Section 8.1, Lender shall be entitled to all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.  Following an Event of Default, the Loan may be reinstated only upon the express written approval of Lender, to be granted, withheld or conditioned in its sole discretion.

8.2.2.                     Acceleration of Loan.

Upon an Event of Default, Lender shall be entitled, without limitation, to (a) accelerate the Loan, and to (b) collect as liquidated damages (i) a Prepayment Fee applicable to any outstanding Base Rate Borrowing Tranches and (ii) an Early Termination Fee, each in accordance with Section 2.13.4.

8.3.                              Notice of Sale.

Any notice required to be given by Lender of a sale, lease, or other disposition of any Collateral that is personal property or any other intended action by Lender under the Uniform Commercial Code, if given at least ten (10) days prior to such proposed action, shall constitute commercially reasonable notice thereof to Borrower.

9.                                       MISCELLANEOUS

9.1.                              Cooperation by Borrower; Borrower’s Obligations.

Borrower grants to Lender the right to distribute on a confidential basis financial and other information concerning Borrower, each indemnitor, other Person, (but only to the extent Borrower has authority to distribute such information for such other Person) the Collateral Pool Properties, and other pertinent information with respect to the Loan to any party purchasing securities issued by Lender; provided that the recipient is informed that such information is confidential and that Lender use commercially reasonable efforts to get the recipient to agree to be bound by this Section 9.1.

9.2.                              Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its respective rights or Obligations hereunder or any interest herein.

9.3.                              Modifications, Amendments or Waivers.

Lender and Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder or thereunder.  Any such written agreement, waiver or consent (i) shall be effective to bind Lender and Borrower and (ii) shall be accompanied in each instance by a written affirmation executed by any guarantors consenting to such actions.

9.4.                              Forbearance.

Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions:  extend the time for payment of all or any part of the Loan; reduce the payments due under this Agreement, the Revolving Credit Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Agreement, the Revolving Credit Note, or any other Loan Document; modify the terms and time of payment of the Loan; join in any extension or subordination agreement; release any Collateral Pool Property; take or release other or additional security; modify the rate of interest or period of amortization of the Revolving Credit Note or change the amount of the monthly installments payable under the Revolving Credit Note; and otherwise modify this Agreement, the Revolving Credit Note, or any other Loan Document.

Any forbearance by Lender in exercising any right or remedy under the Revolving Credit Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall be in writing and shall not be deemed a waiver of or preclude the exercise of any right or remedy.  The acceptance by Lender of payment of all or any part of the Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender.  Lender’s receipt of any awards or proceeds shall not operate to cure or waive any Event of Default.

9.5.                              Remedies Cumulative.

Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

9.6.                              Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.

Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer, incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that no Borrower shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from Lender’s negligence or willful misconduct or breach of this Agreement, (B) any action taken with respect to a Collateral Pool Property after Lender has acquired title to such Collateral Pool Property in a foreclosure proceeding, (C) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (D) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld.  Borrower agrees unconditionally to pay all stamp, document, transfer, mortgage registration, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

9.7.                              Holidays.

Whenever the funding of a Borrowing Tranche hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

9.8.                              Notices.

All notices, requests, demands, directions and other communications (“Notice”) given to or made upon any party hereto under the provisions of this Agreement shall be in writing unless otherwise expressly provided hereunder and shall be delivered or sent by facsimile, certified mail, expedited or overnight courier or air service such as Federal Express or UPS, or hand delivery if to Lender, to Lender at the address and numbers set forth below, and if to Borrower or

Proposed Borrower, to each of them at the addresses and numbers set forth for BHOP below, provided that such Notice also includes the name of each applicable Borrower or Proposed Borrower, or in accordance with any subsequent unrevoked written direction from any party to the others.  All such Notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received if received prior to 5:00 p.m. at the recipient’s time on a Business Day, otherwise at 9:00 a.m. on the next Business Day, provided that such facsimile be confirmed by delivery of notice by one of the other methods specified herein, (b) in the case of hand-delivered Notice, when hand-delivered, (c)  if given by certified mail, three (3) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered; provided, that all such Notices to Lender shall not be effective until received.  Notwithstanding anything to the contrary contained in this Agreement, all Notices to Lender required hereunder or under any Loan Document shall be delivered to Servicer, as agent on behalf of Lender, unless notified otherwise in writing by Lender.

Lender’s Notice Address and Numbers:

NorthMarq Capital, LLC
3500 American Boulevard West
Suite 500
Bloomington, MN 55431-4435
Attention:  Paul Cairns
Facsimile: 952.356.0099

Borrower’s Notice Addresses and Numbers:

Behringer Harvard Multifamily OP I LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001
Attention:  Chief Financial Officer
Facsimile: 214.655.1610

With a copy of Notices of Default to:

Behringer Harvard Multifamily OP I LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001
Attention:  Chief Legal Officer
Facsimile: 214.655.1610

9.9.                              Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect.  This Agreement contains the entire agreement between the parties as to the rights granted and the obligations assumed in this Agreement.  This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

9.10.                        Governing Law; Consent to Jurisdiction and Venue.

This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia.  Borrower agrees that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated in the courts located in the Commonwealth of Virginia.  The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have non-exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Agreement is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Agreement in any court of any other jurisdiction.

9.11.                        Prior Understanding.

This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

9.12.                        Duration; Survival.

All representations and warranties of Borrower contained herein or made in connection herewith shall survive the funding of the initial advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of any Borrowing Tranche, or payment in full of the Loan.  All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until the later of (i) the Expiration Date or (ii) the payment in full of the Obligations.  All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Revolving Credit Note, shall survive payment in full of the Loan and the Expiration Date.  Notwithstanding any of the foregoing to the contrary, in no event shall (a) the release of Lender’s Lien on any Collateral Pool Property, (b) the maturity, expiration or early termination of the Revolving Credit Note or (c) the expiration or early termination of this Agreement, be deemed to terminate any covenants, agreements, representations or warranties contained in this Agreement, the Revolving Credit Note or any of the other Loan Documents, to the extent that such covenant, agreement, representation or warranty, shall, by its terms survive the, release, maturity, expiration or early termination of this Agreement, the Revolving Credit Note or any of the other Loan Documents.

9.13.                        Disclosure of Information.

Lender may furnish information regarding Borrower or the Collateral Pool Properties to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Loan, including, but not limited to, trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans.  Borrower irrevocably waives any and all rights it may have under applicable Law to prohibit such disclosure, including, but not limited to, any right of privacy.

9.14.                        Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

9.15.                        Relationship of Parties; No Third Parties Benefited.

The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Agreement shall create any other relationship between Lender and Borrower. No creditor of any party to this Agreement and no other person shall be a third party beneficiary of this Agreement or any other Loan Document.  Without limiting the generality of the preceding sentence, (i) an agreement, if any, including any Servicing Agreement, between Lender and Servicer for interim advancement of funds shall constitute a contractual obligation of such Servicer that is independent of the obligation of Borrower for the payment of the Loan, (ii) Borrower shall not be a third party beneficiary of any Servicing Agreement, and (iii) no payment by Servicer under any such agreement will reduce the outstanding principal amount of the Loan or any interest accrued thereon.

9.16.                        Authority to File Notices.

Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.

9.17.                        WAIVER OF TRIAL BY JURY.

BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

/s/ MTA
Initials of the Authorized Officer of Borrower

9.18.                        Interpretation.

Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The captions of the articles, sections and schedules of this Agreement are for convenience only and do not define or limit any terms or provisions.  In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.

9.19.                        Brokerage Fee.

Borrower represents to Lender that no broker or other Person is entitled to a brokerage fee or commission as a result of Borrower’s actions or undertakings in connection with the financing contemplated hereunder and agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.  Borrower agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of Borrower’s actions or undertakings in connection with the financing contemplated hereunder.

9.20.                        Advertising.

Lender may include the name of Borrower, the name and location of any Collateral Pool Property, the Commitment and the number of apartment units contained in any Collateral Pool Property on Lender’s client list and in any typical advertisement.

9.21.                        Time of Essence.

Time is of the essence with respect to each obligation of Borrower and Lender hereunder.

9.22.                        Counterparts.

This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

9.23.                        NOTICE OF FINAL AGREEMENT.

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

WITNESS:	BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By: BHMF, Inc., a Delaware corporation
Its: General Partner

/s/ Gwenyth S. Wood	By:	/s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Operating Officer

[Signatures Continue on the Following Page]

BORROWER:

WITNESS:	BEHRINGER HARVARD ORANGE, LLC (doing business as Grand Reserve Orange), a Delaware limited liability company

/s/ Gwenyth S. Wood	By:	/s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Operating Officer

[Signatures Continue on the Following Page]

LENDER:

WITNESS:	NORTHMARQ CAPITAL, LLC, a Minnesota limited liability company

/s/ Authorized Signatory	By:	/s/ Paul W. Cairns
Seal	Name: Paul W. Cairns
Title: Senior Vice President

SCHEDULE 1.1(A)

LIST OF COLLATERAL POOL PROPERTIES
AND ASSOCIATED INITIAL NET OPERATING INCOMES AND MARKET VALUES

Collateral Pool Property	Initial Net Operating Income	Initial Market Value	Maximum Recovery Amount	Maximum Market Value

1. Grand Reserve Orange	$1,563,154	$23,443,000	N/A	N/A

SCHEDULE 1.1(B)

LIST OF
COLLATERAL POOL PROPERTY DOCUMENTS

(a)                                  Mortgage/Deed of Trust/Deed to Secure Debt

(b)                                 UCC-1 Financing Statements

(c)                                  FIRPTA Certificate

(d)                                 Collateral Agreements (if any)

(e)                                  Documents evidencing O & M Programs (if any)

(f)                                    Title insurance policy acceptable to Lender, in an amount equal to not less than the Initial Market Value of such Collateral Pool Property, which title insurance shall include the following endorsements (where and if applicable): (i) a tie-in endorsement, (ii) a multiple foreclosure endorsement, (iii) a first loss endorsement, (iv) a last dollar endorsement, (v) a variable rate mortgage endorsement, and (vi) a revolving credit endorsement

(g)                                 Guaranty Agreements

(h)                                 Certificate of Representations and Warranties

[BORROWER MAY, SUBJECT TO LENDER’S CONSENT, REVISE THIS FORM OF LOAN REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE LOAN REQUEST FORM]

SCHEDULE 2.5

FORM OF
LOAN REQUEST

                            , 20

[Lender’s Name and Address]

Attention:

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 19, 2010, as amended (the “Credit Agreement”) by and among Behringer Harvard Multifamily OP I LP, a Delaware limited partnership, and Behringer Harvard Orange, LLC (doing business as Grand Reserve Orange), a Delaware limited liability company, each having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (collectively, “Borrower”) and NorthMarq Capital, LLC, a Minnesota limited liability company.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I,                               , the                                of each Borrower, a                               , does hereby certify on behalf of each Borrower as of the date hereof, as follows:

Borrower is entitled to and hereby requests Lender to make an advance under the Credit Agreement in the amount of $                     (which must be greater than or equal to Ten Million and NO/100 Dollars ($10,000,000).  Funds should be delivered to Borrower by wire to the following account:

Bank Name and Location:

ABA Number:

Account Name:

Account Number:

Further Credit Instructions:

Attention:

1.                                       The requested date of the advance (the “Borrowing Date”) is                             .

2.                                       The Borrowing Tranche shall bear interest at (check one):

☐                                    Prime Rate*

☐                                    Base Rate

*  Prime Rate is available only as specified in the Credit Agreement

3.                                       The Interest Period (if the Base Rate is selected) applicable to the advance is (check one):

☐                                    one-month

☐                                    three-month*

*subject to a five (5) basis point (0.0005) increase in the Margin otherwise applicable to such Borrowing Tranche

4.                                       Borrower will (check one):

☐                                  Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.

☐                                  Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

5.                                       If applicable, the Base Rate for the Base Rate Borrowing Tranche requested hereunder shall be                        (          %) consisting of a LIBO Rate of                      percent (       %) and a Margin of                  (    %).

6.                                       Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the total number of Borrowing Tranches outstanding will be                 (    ), which is not more than ten (10).

7.                                       If applicable (i.e. in the event of a Loan Request for a Base Rate Borrowing Tranche), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

, 20     (which is the last day of the Interest Period, in the event that such date is a Business Day)

, 20     (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).

8.                                       This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement.  The proceeds of such advance are to be used for a permitted purpose under Section 2.8 of the Credit Agreement.

9.                                       The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $                          .

10.                                 To the best of Borrower’s knowledge and belief following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3 of the Credit Agreement.

11.                                 To the best of Borrower’s knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 19 through 22 as certified by Servicer are accurate.

12.                                 All of the covenants and all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, and all of the other terms, covenants and conditions contained in the Loan Documents continue to be materially true and correct and continue to be complied with on the date hereof, and will continue to be materially true and correct and will continue to be complied with as of the date of, and subsequent to, the requested advance.

13.                                 No Potential Default or Event of Default has occurred or is continuing under the Loan Documents.

14.                                 There has been no Material Adverse Change to any Collateral Pool Property or Borrower since the date of the last Loan Request that will cause Borrower to be in violation of the Sublimits after the funding of the Borrowing Tranche requested herein or will render the Base Rate requested herein inaccurate.

15.                                 All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

16.                                 All items that Borrower is required to furnish to Lender pursuant to the Credit Agreement accompany this request and are true and complete in all respects.

17.                                 The undersigned is an Authorized Officer of Borrower.

18.                                 Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (703) 714-3002 or email to mfla@freddiemac.com and (ii) verbally confirmed by telephone call to either (when called in the following order of priority):  (1) Loan Accounting Specialist, currently Denise Sanchez (703-714-3239), (2) Loan Accounting Senior, currently Steve Dillon (703-714-2691), (3) Loan Accounting Manager, currently Wendy McCain (703-714-2926) or such other names and numbers as Lender may specify upon prior written Notice to Borrower, or (iii) confirmed by a return e-mail from one of the foregoing individuals.

[The Loan Request continues on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this              day of                       ,         .

BORROWER:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By:	BHMF, Inc., a Delaware corporation
Its:	General Partner

By:
Name:
Title:

[The Loan Request continues on the following page]

19.                                 The current Loan to Value Ratio is                       (    %), which is less than or equal to the Maximum Loan to Value Ratio specified in Section 2.5.3.1 of seventy percent (70%), determined as follows:

A.	The current Loan balance	$

B.	The current aggregate Market Value of the Collateral Pool	$

C.	Item A divided by Item B and then multiplied by 100% equals the Loan to Value Ratio		%

20.                                 Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Loan to Value Ratio will equal                                    (    %), which is less than or equal to the Maximum Loan to Value Ratio set forth in Schedule 2.5.3.1 of the Credit Agreement of seventy percent (70%), determined as follows:

A.	The Loan balance upon disbursement of the funds comprising the Borrowing Tranche(s) requested herein	$

B.	The current aggregate Market Value of the Collateral Pool	$

C.	Item A divided by Item B and then multiplied by 100% equals the Loan to Value Ratio		%

21.                                 The current Facility Debt Service Coverage Ratio is              : 1.00, which is not less than 1.55 : 1.00, determined as follows:

A.	Net Operating Income of the Collateral Pool Properties determined by Lender	$

B.	Facility Debt Service (as defined in the Credit Agreement)	$

C.	Item A divided by Item B equals the Facility Debt Service Coverage Ratio		%

22.                                 Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Facility Debt Service Coverage Ratio will be              : 1.00, which is not less than 1.55 : 1.00, determined as follows:

A.	Net Operating Income of the Collateral Pool Properties as determined by Lender	$

B.	Facility Debt Service (as defined in the Credit Agreement)	$

C.	Item A divided by Item B equals the Facility Debt Service Coverage Ratio		%

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs s through v above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.

SERVICER:

a

By:
Name:
Title:

Dated:

SCHEDULE 3.2

NET SPREAD TABLE

Facility Debt Service Coverage Ratio	Net Spread*	Margin*
Greater than or equal to 1.55 : 1.00 but less than or equal to 1.749: 1.00	0.0222	0.0227
Greater than or equal to 1.75 : 1.00 but less than or equal to 1.949: 1.00	0.0211	0.0216
Greater than or equal to 1.95 : 1.00	0.0203	0.0208

* The Net Spread and Margin set forth above assumes that the Base Rate Borrowing Tranches will have a one-month Interest Period.  The Net Spread and Margin shall be increased by five (5) basis points (0.0005) for any Base Rate Borrowing Tranche having a three-month Interest Period.

[BORROWER MAY, SUBJECT TO LENDER’S CONSENT, REVISE THIS FORM OF RENEWAL REQUEST TO PROVIDE FOR THE RENEWAL OF MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM OR TO PROVIDE FOR THE SPLITTING OF A MATURING BORROWING TRANCHE INTO MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM]

SCHEDULE 3.3.3

RENEWAL REQUEST

                            , 20

[Lender’s Name and Address]

Attention:

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 19, 2010, as amended (the “Credit Agreement”) by and among Behringer Harvard Multifamily OP I LP, a Delaware limited partnership, and Behringer Harvard Orange, LLC (doing business as Grand Reserve Orange), a Delaware limited liability company, each having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, (collectively, “Borrower”) and NorthMarq Capital, LLC, a Minnesota limited liability company.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I,                                     , the                                of each Borrower, a                                                     , does hereby certify on behalf of each Borrower as of the date hereof, as follows:

Borrower hereby requests Lender to renew the Borrowing Tranche in the amount of $                            , whose then-current Interest Period will mature on                       ,         .

or

Borrower, in accordance with the provisions of the Credit Agreement, will repay $                       of the outstanding principal amount of the Borrowing Tranche originally funded in the amount of $                        , whose Interest Period will mature on                 ,         , prior to such maturity date, and hereby requests Lender to renew such Borrowing Tranche in the amount of the remaining principal balance of such Borrowing Tranche, the remaining principal balance being equal to $                      .

[or

Borrower hereby requests Lender to combine two (2) or more Borrowing Tranches pursuant to the provisions of the Credit Agreement into a single Borrowing Tranche, specifically Borrower hereby requests that Lender combine the Borrowing Tranche in the amount of $                            , whose Interest Period will mature on                       ,          with the Borrowing

Tranche in the amount of $                            , whose Interest Period will mature on                       ,          [add descriptions of additional Borrowing Tranches as necessary.]

1.                                       The Borrowing Tranche shall bear interest at (check one):

☐                                                Prime Rate*

☐                                                Base Rate

*  Prime Rate is available only as specified in the Credit Agreement

2.                                       The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Tranche is (check one):

☐                                    one-month

☐                                    three-month*

* subject to a five (5) basis points (0.0005) increase in the Margin otherwise applicable to such Borrowing Tranche

3.                                       Borrower will (check one):

☐                                  Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.

☐                                  Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

4.                                       The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $                          .

5.                                       If applicable, the Base Rate for the Borrowing Tranche renewed hereunder shall be                        (          %) consisting of a LIBO Rate of                        percent (         %) and a Margin of                  (        %).

6.                                       If applicable (i.e. in the event of the renewal a Base Rate Borrowing Tranche), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

, 20     (which is the last day of the Interest Period, in the event that such date is a Business Day)

, 20     (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).

7.                                       To the best of Borrower’s knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 12 through 14 as certified by Servicer are accurate.

8.                                       [Check one of the following:]

☐                                    No Potential Default or Event of Default has occurred or is continuing under the Loan Documents; or

☐                                    No Potential Default or Event of Default, other than Borrower’s non-compliance with Section 2.5.3.2 of the Credit Agreement, has occurred or is continuing under the Loan Documents, Borrower is otherwise in full compliance with the terms of the Loan Agreement, and will not increase the outstanding principal balance of the Loan pursuant to this Renewal Request.

9.                                       All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

10.                                 The undersigned is an Authorized Officer of Borrower.

11.                                 Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (703) 714-3002 or email to mfla@freddiemac.com and (ii) verbally confirmed by telephone call to either (when called in the following order of priority):  (1) Loan Accounting Specialist, currently Denise Sanchez (703-714-3239), (2) Loan Accounting Senior, currently Steve Dillon (703-714-2691), Loan Accounting Manager, currently Wendy McCain (703-714-2926) or such other names and numbers as Lender may specify upon prior written notice to Borrower, or (iii) confirmed by a return e-mail from one of the foregoing individuals.

[The Renewal Request continues on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this              day of                       ,         .

BORROWER:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By:	BHMF, Inc., a Delaware corporation
Its:	General Partner

By:
Name:
Title:

[The Renewal Request continues on the following page]

12.                                 The current Loan to Value Ratio  is                       (    %), which is less than or equal to the Maximum Loan to Value Ratio set forth in Section 2.5.3.1 of the Credit Agreement of seventy percent (70%), determined as follows:

A.	The current Loan balance	$

B.	The current aggregate Market Value of the Collateral Pool	$

C.	Item A divided by Item B and then multiplied by 100% equals the Loan to Value Ratio		%

13.                                 The current Facility Debt Service Coverage Ratio is [      ] : 1.00, which [check one:]

☐                                    is less than 1.55 : 1.00, or

☐                                    is greater than or equal to 1.55 : 1.00,

determined as follows:

A.	Net Operating Income of the Collateral Pool Properties determined by Lender	$

B.	Facility Debt Service (as defined in the Credit Agreement)	$

C.	Item A divided by Item B equals the Facility Debt Service Coverage Ratio		%

14.                                 Following the renewal of the Borrowing Tranche for the Interest Period requested herein, the Facility Debt Service Coverage Ratio will be              : 1.00, which [check one:]

☐                                    is less than 1.55 : 1.00, or

☐                                    is greater than or equal to 1.55 : 1.00,

determined as follows:

A.	Net Operating Income of the Collateral Pool Properties as determined by Lender	$

B.	Facility Debt Service (as defined in the Credit Agreement)	$

C.	Item A divided by Item B equals the Facility Debt Service Coverage Ratio		%

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 12 through 14 above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.

SERVICER:

a

By:
Name:
Title:

Dated: